                                                                     EXHIBIT 3.1


                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                         LIBERTY GROUP PUBLISHING, INC.


                         Pursuant to Section 245 of the
                             General Corporation Law
                            of the State of Delaware

     Liberty Group Publishing, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Company"), hereby certifies as follows:

     1. The Company was originally incorporated under the name "LGP Holdings Inc." The present name of the Company is Liberty Group Publishing, Inc.

     2. That the Certificate of Incorporation of the Company was filed in the office of the Secretary of State of the State of Delaware on the 10th day of November, 1997. A Certificate of Amendment was filed in the Office of the Secretary of State of the State of Delaware on the 19th day of November 1997.

     3. That this Amended and Restated Certificate of Incorporation amends and restates in its entirety the Certificate of Incorporation of the Company, as heretofore amended.

     4. That the text of the Certificate of Incorporation, as heretofore amended, is hereby amended and restated to read in its entirety as follows:

     FIRST: The name of the Company is Liberty Group Publishing,
Inc.

     SECOND: The address of the registered office of the Company in Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

     THIRD: The nature of the business or purpose to be conducted or promoted by the Company is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware (the "GCL").

     FOURTH: [As amended on March 24, 2000]

                Prior Capitalization. Immediately prior to the filing of this amendment, the total number of shares of all classes of stock which the Company had authority to issue was twenty-one million two hundred fifty-five thousand (21,255,000), of which twenty-one million one hundred seventy-five thousand (21,175,000) were designated Preferred Stock, par value $.01 per share (hereinafter the "Preferred Stock"), and eighty thousand (80,000) were designated Common Stock, par value $.01 per share (hereinafter the "Common Stock")


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                Current Capitalization. Effective upon the filing of this
           amendment with the Secretary of State of the State of Delaware, the total number of shares of all classes of stock which the Company shall have authority to issue is twenty-two million eight hundred thirty thousand (22,830,000) of which twenty-one million one hundred seventy-five thousand (21,175,000) shall be designated Preferred Stock and one million six hundred fifty-five thousand (1,655,000) shall be designated Common Stock.

                Conversion of Common Stock and Preferred Stock. At the time of the filing of this amendment with the Secretary of State of the State of Delaware, (a) each outstanding share of Common Stock (the "Pre-Split Common Stock") shall automatically, without the necessity of any further action on the part of the holder thereof, be changed and reclassified into twenty (20) shares of Common Stock (the "Post-Split Common Stock"), and (b) each outstanding share of Preferred Stock shall remain outstanding as one share of Preferred Stock. Upon the occurrence of the reclassifications effected by this Section (the "Conversions"), each certificate for outstanding shares of Pre-Split Common Stock dated prior to the effective date of the Conversions shall evidence, and be deemed to evidence, the number of shares of Post-Split Common Stock into which the shares previously evidenced by such certificate shall have been reclassified in accordance with this Section, and the Conversions shall become effective in accordance with the terms hereof, whether or not any or all of the certificates evidencing Pre-Split Common Stock shall have been surrendered or new certificates evidencing the number of shares of Post-Split Common Stock into which such shares have been reclassified have been issued in accordance with the Subsequent Reissuance of Certificates Section hereof.

                Subsequent Reissuance of Certificates. Following the occurrence of the Conversions, each holder of outstanding shares of Pre-Split Common Stock shall either (a) surrender each certificate evidencing any such shares at the office of the Corporation or (b) notify the Corporation that such certificate has been lost, stolen or destroyed and execute an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with the reissuance of such lost, stolen or destroyed certificate. The Corporation shall thereupon issue and deliver to such holder a certificate or certificates, in the name shown on such certificate evidencing Pre-Split Common Stock, for the number of whole shares of Post-Split Common Stock into which the shares of Pre-Split Common Stock evidenced by the surrendered (or lost, stolen or destroyed) certificate have been reclassified, dated as of the date on which the Conversions become effective. The Corporation shall not be obligated to issue any certificate evidencing shares of Post-Split Common Stock in connection with the Conversions except in accordance with this Section."

A.   AUTHORITY OF BOARD OF DIRECTORS TO FIX POWERS, DESIGNATIONS,
     PREFERENCES, RIGHTS, QUALIFICATIONS, LIMITATIONS AND RESTRICTIONS OF SHARES OF PREFERRED STOCK NOT FIXED HEREBY.

     Shares of Preferred Stock may be issued from time to time, in one or more series, as may from time to time be determined by the Board of Directors, each of said series to be distinctly designated. Except for any differences provided by the Board of Directors, all shares of any one series of Preferred Stock shall be alike in every particular. The voting powers, designations and preferences and the relative, participating, optional or other special rights of each such series, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding; and, subject to the provisions of subparagraph 1 of Paragraph C of this Article FOURTH, the Board of Directors hereby is expressly granted authority to fix by resolution or resolutions adopted prior to the issuance of any shares of a particular series of Preferred Stock, the powers, designations and preferences, the relative, participating, optional or other special rights and the qualifications, limitations and restrictions of such series, including, but without limiting the generality of the foregoing, the following:

     (a) the distinctive designation of, and the number of shares of Preferred Stock which shall constitute, such series, which number may be increased (except where otherwise provided by the Board of Directors) or decreased (but not below the number of shares thereof then outstanding) from time to time by like action of the Board of Directors;

     (b) the rate and times at which, and the terms and conditions on which, dividends, if any, on Preferred Stock of such series shall be paid, the extent of the preference or relation if any, of which dividends to the dividends payable on any other class or classes or series of the same or any other class or classes of stock of the Company and whether such dividends shall be cumulative or non-cumulative;

     (c) the right, if any, of the holders of Preferred Stock of such series to convert the same into, or exchange the same for, shares of any other class or classes or of any series of the same or any other class or classes of stock of the Company and the terms and conditions of such conversion or exchange (including without limitation the price or prices or the rate or rates of conversion or exchange or any terms for adjustment thereof);

     (d) whether or not Preferred Stock of such series shall be subject to redemption, and the redemption price or prices (which price or prices may be different in different circumstances or at different redemption dates) and the time or times at which, and the terms and conditions on which, Preferred Stock of such series may be redeemed



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(including without limitation the dates upon or after which the shares of the series must or may be redeemed);

     (e) the restrictions, if any, on the issuance of shares of the same or any other class or classes or of any series of the same or any other class or classes of stock of the Company;

     (f) the rights, if any, of the holders of Preferred Stock of such series upon the voluntary or involuntary liquidation, merger, consolidation, distribution or sale of assets, dissolution or winding-up of the Company;

     (g) the voting powers, if any, of the holders of such series of Preferred Stock which, without limiting the generality of the foregoing, may be equal to, more than or less than one vote per share and may include the right, voting as a series by itself or together with other series of Preferred Stock or all series of Preferred Stock as a class, or, together with any other class or classes or series of any other class or classes of stock of the Company, to elect one or more directors of the Company if there shall have been a default in the payment of dividends on any one or more series of Preferred Stock or under such other circumstances and on such conditions as the Board of Directors may determine;

     (h) whether the shares of such series of Preferred Stock shall be entitled to the benefits of a sinking fund for the redemption or purchase of shares (the term "sinking fund" being understood to include any similar fund or account, howsoever designated) and the terms thereof; and

     (i) any other powers, preferences, rights and limitations of the series.

B.   STATEMENT OF LIMITATIONS, RELATIVE RIGHTS AND POWERS IN
     RESPECT OF COMMON STOCK.

     1. After the requirements with respect to preferential dividends on the Preferred Stock (fixed in accordance with the provisions of Paragraph A of this Article Fourth), if any, shall have been met and after the Company shall have complied with all the requirements, if any, with respect to the setting aside of sums as sinking funds or redemption or purchase accounts for the Preferred Stock (fixed in accordance with the provisions of Paragraph A of this Article Fourth), and subject further to any other conditions which may be fixed in accordance with the provisions of Paragraph A of this Article FOURTH, then and not otherwise the holders of Common Stock shall be entitled to receive such dividends as may be declared from time to time by the Board of Directors.

     2. After distribution in full of the preferential amount, if any, to be distributed to the holders of Preferred Stock in the event of voluntary or involuntary



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     liquidation, dissolution or winding-up of the Company, the holders of the
     Common Stock, subject to the rights, if any, of the holders of Preferred Stock to participate therein (fixed in accordance with the provisions of Paragraph A of this Article FOURTH), shall be entitled to receive all the remaining assets of the Company, tangible and intangible, of whatever kind available for distribution to stockholders ratably in proportion to the number of shares of Common Stock held by them, respectively.

     3. Except as may otherwise be required by law, by the provisions of this Article FOURTH or by the provisions of such resolution or resolutions as may be adopted by the Board of Directors pursuant to the provisions of Paragraph A of this Article FOURTH, each holder of Common Stock shall have one vote in respect of each share of Common Stock held by him on all matters voted upon by the stockholders.

C.      OTHER PROVISIONS.

     1. The relative powers, preferences and rights of each series of Preferred Stock in relation to the powers, preferences and rights of each other series of Preferred Stock shall be, in each case, as may be fixed from time to time by the Board of Directors in such resolution or resolutions as may be adopted pursuant to authority granted in Paragraph A of this Article FOURTH and, except as may otherwise be provided in any resolution or resolutions adopted pursuant to authority granted in Paragraph A of this Article FOURTH, the consent, by class or series vote or otherwise, of the holders of each of the series of Preferred Stock as are from time to time outstanding shall not be required for the issuance by the Board of Directors of any other series of Preferred Stock whether or not the powers, preferences and rights of such other series shall be fixed by the Board of Directors as senior to, or on a parity with, the powers, preferences and rights of such outstanding series, or any of them; provided, however, that the Board of Directors may provide in the resolution or resolutions as to any series of Preferred Stock adopted pursuant to the provisions of Paragraph A of this Article FOURTH that the consent of the holders of a majority (or such greater proportion as shall be therein fixed) of the outstanding shares of such series voting thereon shall be required for the issuance of any or all other series of Preferred Stock.

     2. Subject to the provisions of this Paragraph C of this Article FOURTH, shares of any series of Preferred Stock may be issued from time to time as the Board of Directors of the Company shall determine, for such consideration and upon such terms as the Board of Directors may determine.



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     3. Shares of Common Stock may be issued from time to time as the Board of
     Directors of the Company shall determine, for such consideration and upon such terms as the Board of Directors may determine.


     4. The authorized amount of shares of Common Stock and of Preferred Stock may, without a class or series vote, be increased or decreased from time to time by the affirmative vote of the holders of a majority of the stock of the Company entitled to vote thereon.

     FIFTH: The Company is to have perpetual existence.

     SIXTH: In furtherance and not in limitation of the powers conferred by statute, the Board of Directors of the Company is expressly authorized to make, adopt, alter, amend or repeal the By-Laws of the Company.

     SEVENTH:

     (a) A director of the Company shall have no personal liability to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except (i) for any breach of a director's duty of loyalty to the Company or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law; (iii) under Section 174 of the GCL as it may from time to time be amended or supplemented or any successor provision thereto; or (iv) for any transaction from which a director denied an improper personal benefit.

     (b) Any repeal or modification of the foregoing paragraph shall not adversely affect any right or protection of any person thereunder with respect to any act or omission occurring prior to or at the time of such repeal or modification.

     EIGHTH: Meetings of the stockholders may be held within or without the State of Delaware, as may be designated by or in the manner provided in the By-Laws of the Company. The books of the Company may be kept (subject to the provisions of any law or regulation) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Company. Elections of directors need not be by written ballot unless the By-Laws of the Company shall so provide.

     NINTH: The Company reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.


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     TENTH: Whenever a compromise or arrangement is proposed between the Company and its creditors or any class of them and/or between the Company and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Company or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for the Company under the provisions of Section 291 of Title 8 of the GCL, or on the application of trustees in dissolution of or any receiver or receivers appointed for the Company under the provisions of Section 279 of Title 8 of the GCL, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Company, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Company, as the case may be, agree to any compromise or arrangement and to any reorganization of the Company as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Company, as the case may be, and also on the Company.

     ELEVENTH:

     (a) The Company shall to the fullest extent permitted by Delaware law, as in effect from time to time (but, in the case of any amendment of the GCL of the State of Delaware, only to the extent that such amendment permits the Company to provide broader indemnification rights than said law permitted the Company to provide prior to such amendment), indemnify each person who is or was a director or officer of the Company or of any of its wholly-owned subsidiaries who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, or was or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that on or after such date he or she is or was a director, officer, employee or agent of the Company or of any of its subsidiaries, or is or was at any time on or after such date serving, at the request of the Company, as a director, officer, employee or agent of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity against all expense, liability and loss (including, but not limited to, attorneys' fees, judgments, fines, excise taxes or penalties (with respect to any employee benefit plan or otherwise), and amounts paid or to be paid in settlement) incurred or suffered by such director or officer in connection with such proceeding; provided, however, that, except as provided in Paragraph (e) of this Article ELEVENTH, the Company shall not be obligated to indemnify any person under this Article ELEVENTH in connection with a proceeding (or part thereof) if such proceeding (or part thereof) was not authorized by the Board of Directors of the Company and was initiated by such person against (i) the Company or any of its subsidiaries, (ii) any person who is or was a director, officer, employee or agent of the Company or any of its subsidiaries and/or (iii) any person or entity which controlled, is or was controlled by, or



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under common control with, the Company or has or had business relations with the
Company or any of its subsidiaries.

     (b) The right to indemnification conferred in this Article ELEVENTH shall be a contract right, shall continue as to a person who has ceased to be a director or officer of the Company or of any of its wholly-owned subsidiaries and shall inure to the benefit of his or her heirs, executors and administrators, and shall include the right to be paid by the Company the expenses incurred in connection with the defense or investigation of any such proceeding in advance of its final disposition; provided, however, that if and to the extent that Delaware law so requires, the payment of such expense in advance of the final disposition of a proceeding shall be made only upon delivery to the Company of an undertaking, by or on behalf of such director or officer or former director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer or former director or officer is not entitled to be indemnified by the company.

     (c) The Company's obligation to indemnify and to pay expenses in advance of the final disposition of a proceeding under this Article ELEVENTH shall arise, and all rights and protections granted to directors and officers under this Article ELEVENTH shall vest, at the time of the occurrence of the transaction or event to which any proceeding relates, or at the time that the action or conduct to which any proceeding relates was first taken or engaged in (or omitted to be taken or engaged in), regardless of when any Proceeding is first threatened, commenced or completed.

     (d) Notwithstanding any other provision of this Amended and Restated Certificate of Incorporation or the By-laws of the Company, no action by the Company, either by amendment to or repeal of this Article ELEVENTH or the By-laws of the Company or otherwise shall diminish or adversely affect any right or protection granted under this Article ELEVENTH to any director or right of protection granted under this Article ELEVENTH to any director or officer or former director or officer of the Company or of any of its wholly-owned subsidiaries which shall have become vested as aforesaid prior to the date that any such amendment, repeal or other corporate action is taken.

     (e) If a claim for indemnification and/or for payment of expenses in advance of the final disposition of a proceeding arising under this Article ELEVENTH is not paid in full by the Company within thirty days after a written claim has been received by the Company, the claimant may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim.

     (f) The right to indemnification of expenses incurred in connection with the defense or investigation of a proceeding in advance of its final disposition conferred in this Article ELEVENTH shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of this Amended and Restated



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Certificate of Incorporation, By-laws, agreement, vote of stockholders or disinterested directors or otherwise.

     (g) In addition to the persons specified in subsection (a) of this Article ELEVENTH, the Company may indemnify all other persons to the fullest extent permitted by Delaware law.

     5. This Amended and Restated Certificate of Incorporation was duly adopted by the Board of Directors in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of Delaware and it was duly adopted by the unanimous written consent of the stockholders in accordance with the provisions of Section 228 of the GCL.



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     IN WITNESS WHEREOF, the Company has caused this Amended and Restated
Certificate of Incorporation to be signed by its President on this 23rd day of January, 1998.



                                           LIBERTY GROUP PUBLISHING, INC.



                                           By: /s/ Kenneth L. Serota
                                           ------------------------------------




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                         LIBERTY GROUP PUBLISHING, INC.

                   CERTIFICATE OF DESIGNATIONS OF THE POWERS
                    PREFERENCES AND RELATIVE, PARTICIPATING,
                      OPTIONAL AND OTHER SPECIAL RIGHTS OF
                SERIES A 14 3/4% SENIOR REDEEMABLE EXCHANGEABLE
                          CUMULATIVE PREFERRED STOCK,
                                       AND
           SERIES B 10% JUNIOR REDEEMABLE CUMULATIVE PREFERRED STOCK,
            AND QUALIFICATIONS, LIMITATIONS AND RESTRICTIONS THEREOF

                         PURSUANT TO SECTION 151 OF THE
                GENERAL CORPORATION LAW OF THE STATE OF DELAWARE

     Liberty Group Publishing, Inc. (the "Company"), a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify that, pursuant to authority conferred upon the board of directors of the Company (the "Board of Directors") or any committee of the Board of Directors (the "Board Committee") by its Certificate of Incorporation (the "Certificate of Incorporation"), and pursuant to the provisions of Section 151 of the General Corporation Law of the State of Delaware, the Board of Directors, by unanimous written consent dated as of January 22, 1998, duly approved and adopted the following resolution (the "Resolution"):

     RESOLVED, that, pursuant to the authority vested in the Board of Directors by its Certificate of Incorporation, the Board of Directors does hereby create, authorize and provide for the issue of the following series of Preferred Stock:

          (i) Series A 14 3/4% Senior Redeemable Exchangeable Cumulative Preferred Stock (the "Series A Senior Preferred Stock"), par value $0.01 per share, with a liquidation preference of $25 per share, consisting of 21,000,000 shares; and

          (ii) Series B 10% Junior Redeemable Cumulative Preferred Stock (the "Junior Preferred Stock"), par value $0.01 per share, with a liquidation preference of $1,000 per share, consisting of 175,000 shares;

           each of the foregoing series of preferred stock to have the powers, designations and preferences, the relative, participating, optional and other special rights and the qualifications, limitations and restrictions thereof that are set forth in the Certificate of Incorporation and in this Resolution as follows:

1. DESIGNATIONS OF THE COMPANY'S SERIES A 14 3/4% SENIOR REDEEMABLE EXCHANGEABLE CUMULATIVE PREFERRED STOCK.

     (a) Designations.

     There is hereby created out of the authorized and unissued shares of preferred stock of the Company a series of preferred stock designated as the "Series A 14 3/4% Senior Redeemable Exchangeable Cumulative Preferred Stock". The number of shares constituting such series shall be 21,000,000 shares of Senior Preferred Stock, consisting of an initial issuance of 1,800,000 shares of Senior Preferred Stock plus additional shares of Senior Preferred Stock which may be issued, including to pay dividends on the Senior Preferred Stock if the Company elects to pay dividends in additional shares of Senior Preferred Stock (in lieu of cash). The liquidation preference of the Senior Preferred Stock shall be $25 per share.

     (b) Rank.

     The Senior Preferred Stock shall, with respect to dividend distributions and distributions upon the liquidation, winding up and dissolution of the Company, rank senior to all classes of common stock of the Company, the Junior Preferred

     Stock and to each other class of capital stock or series of preferred stock hereafter created by the Board of Directors the terms of which do not expressly provide that it ranks senior to or on a parity with the Senior Preferred Stock as to dividend distributions and distributions upon the liquidation, winding up and dissolution of the Company (collectively referred to with the common stock and Junior Preferred Stock of the Company as "Junior Securities"). The Senior Preferred Stock shall, with respect to dividend distributions and distributions upon the liquidation, winding up and dissolution of the Company, rank on a parity with any class of capital stock or series of preferred stock hereafter created which expressly provides that it ranks on a parity with the Senior Preferred Stock as to dividend distributions and distributions upon the liquidation, winding up and dissolution of the Company ("Parity Securities"), provided that any such Parity Securities that were not approved by the Holders of Senior Preferred Stock in accordance with paragraph (f)(ii)(A) hereof shall be deemed to be Junior Securities and not Parity Securities. The Senior Preferred Stock shall, with respect to dividend distributions and distributions upon the liquidation, winding up and dissolution of the Company, rank junior to each class of capital stock or series of preferred stock hereafter created which has been approved by the Holders of Senior Preferred Stock in accordance with paragraph (f)(ii)(B) hereof and which expressly provides that it ranks senior to the Senior Preferred Stock as to dividend distributions or distributions upon the liquidation, winding up and dissolution of the Company ("Senior Securities").

     (c) Dividends.

          (i) Beginning on the date of issuance of shares of the Senior Preferred Stock, the Holders of the outstanding shares of Senior Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available therefor, distributions in the form of cash dividends on each share of Senior Preferred Stock, at a rate per annum equal to 14 3/4% of the liquidation preference per share of the Senior Preferred Stock, payable quarterly. All dividends shall be cumulative, whether or not earned or declared, on a daily basis from the Preferred Stock Issue Date and shall be payable quarterly in arrears on each Dividend Payment Date, commencing on May 1, 1998, provided that if any dividend payable on any Dividend Payment Date is not declared and paid in full in cash on such Dividend Payment Date, the amount payable as dividends on such Dividend Payment Date that is not paid in cash on such Dividend Payment Date shall be paid by the Company in additional fully paid and non-assessable shares (including fractional shares, if applicable) of Senior Preferred Stock having an aggregate liquidation preference equal to the amount of such dividends (rounded to the nearest whole cent), it being understood that dividends shall begin to accrue from such Dividend Payment Date on such additional shares of Senior Preferred Stock whether such additional shares of Senior Preferred Stock are issued on such date or any later date or are never issued. The payment by the Company in such additional shares of Senior Preferred Stock shall constitute full payment of such dividend. Each distribution in the form of a dividend (whether in cash or in additional shares of Senior Preferred Stock) shall be payable to the Holders of Senior Preferred Stock of record as they appear on the stock books of the Company on such record dates, not less than 10 nor more than 45 days preceding the related Dividend Payment Date, as shall be fixed by the Board of Directors. Dividends shall cease to accumulate in respect of shares of the Senior Preferred Stock on the Exchange Date or on the date of their earlier redemption unless the Company shall have failed to issue the appropriate aggregate principal amount of Exchange Debentures (as defined in paragraph (g)(i)(A) hereof) in respect of the Senior Preferred Stock on the Exchange Date or shall have failed to pay the relevant redemption price on the date fixed for redemption.

          (ii) All dividends paid with respect to shares of the Senior Preferred Stock pursuant to paragraph (c)(i) shall be paid pro rata to the Holders thereof entitled thereto.

          (iii) Nothing herein contained shall in any way or under any circumstances be construed or deemed to require the Board of Directors to declare, or the Company to pay or set apart for payment, any dividends on shares of the Senior Preferred Stock at any time.

          (iv) Dividends on account of arrears for any past Dividend Period and dividends in connection with any optional redemption pursuant to paragraph
     (e)(i) may be declared and paid at any time, without reference to any regular Dividend Payment Date, to Holders of Senior Preferred Stock of record on such date, not more than 45 days prior to the payment thereof, as may be fixed by the Board of Directors.

          (v) No full dividends shall be declared by the Board of Directors or paid or funds set apart for payment of dividends by the Company on any Parity Securities for any period unless full cumulative dividends shall have been or contemporaneously are declared and paid in full, or declared and (in the case of dividends payable in cash) a sum in cash set apart sufficient for such payment, on the Senior Preferred Stock for all Dividend Periods terminating on or prior to the date of payment of such full dividends on such Parity Securities. If any dividends are not paid in full, as aforesaid, upon the shares of the Senior Preferred Stock and any other Parity Securities, all dividends declared upon shares of the Senior Preferred Stock and any other Parity Securities shall be declared pro rata based on the relative liquidation preference of the Senior Preferred Stock and such Parity Securities. So long as any shares of the Senior Preferred Stock are outstanding, the Company shall not make any payment on account of, or set apart for payment money for a sinking or other similar fund for, the purchase, redemption or other retirement of, any of the Parity Securities or any warrants, rights, calls or options exercisable for or convertible into any of the Parity Securities, and shall not permit any corporation or other entity directly or indirectly controlled by the Company to purchase or redeem any of the Parity Securities or any such warrants, rights, calls or options unless full dividends determined in accordance herewith on the Senior Preferred Stock shall have been paid or contemporaneously are declared and paid in full.

           (vi) (A) Except as permitted by paragraph (m)(i)hereof, Holders of shares of the Senior Preferred Stock shall be entitled to receive the dividends provided for in paragraph (c)(i) hereof in preference to and in priority over any dividends upon any of the Junior Securities.

                (B) So long as any shares of Senior Preferred Stock are outstanding, and except as permitted by paragraph (m)(i) hereof, the Company shall not (1) declare, pay or set apart for payment any dividend on any of the Junior Securities or make any payment on account of, or set apart for payment money for a sinking or other similar fund for, the purchase, redemption or other retirement of, any of the Junior Securities or any warrants, rights, calls or options exercisable for or convertible into any of the Junior Securities (other than the repurchase, redemption or other acquisition or retirement for value of Junior Securities (and any warrants, rights, calls or options exercisable for or convertible into such Junior Securities) held by certain employees of or consultants or advisors to the Company or any of its Subsidiaries, which repurchase, redemption or other acquisition or retirement shall have been approved by a majority of the Board of Directors, provided that such Junior Securities may only be repurchased, redeemed or otherwise acquired or retired either in exchange for Junior Securities or upon the termination, retirement, death or disability of such employee, consultant or advisor), or (2) make any distribution in respect thereof, either directly or indirectly, and whether in cash, obligations or shares of the Company or other property (other than distributions or dividends in Junior Securities to the holders of Junior Securities), or (3) permit any corporation or other entity directly or indirectly controlled by the Company to purchase or redeem any of the Junior Securities or any such warrants, rights, calls or options, unless in any such case full cumulative dividends determined in accordance herewith have been paid in full in cash on the Senior Preferred Stock (such payment to include the redemption of all shares of Senior Preferred Stock previously issued as payment for dividends) and all other redemption or repayment obligations in respect of the Senior Preferred Stock have been paid in full in cash.

          (vii) Dividends payable on shares of the Senior Preferred Stock for any period less than a year shall be computed on the basis of a 360-day year of twelve 30-day months and the actual number of days elapsed in the period for which payable. If any Dividend Payment Date occurs on a day that is not a Business Day, any accrued dividends otherwise payable on such Dividend Payment Date shall be paid on the next succeeding Business Day.

     (d) Liquidation Preference.

          (i) Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, the Holders of shares of Senior Preferred Stock then outstanding shall be entitled to be paid, out of the assets of the Company available for distribution to its stockholders, $25 per share of Senior Preferred Stock plus an amount in cash equal to accumulated and unpaid dividends thereon to the date fixed for liquidation, dissolution or winding up (including an amount equal to a prorated dividend for the period from the last Dividend Payment Date to the date fixed for liquidation, dissolution or winding up) before any payment shall be made or any assets distributed to the holders of any of the Junior Securities, including, without limitation, common stock of the Company. Except as provided in the preceding sentence, Holders of shares of Senior Preferred Stock shall not be entitled to any distribution in the event of liquidation, dissolution or winding up of the affairs of the Company. If the assets of the Company are not sufficient to pay in full the liquidation payments payable to the Holders of outstanding shares of the Senior Preferred Stock and all Parity Securities, then the holders of all such shares shall share equally and ratably in such distribution of assets of the Company in accordance with the amounts which would be payable on such distribution if the amount to which the Holders of outstanding shares of Senior Preferred Stock and the holders of outstanding shares of all Parity Securities are entitled were paid in full.

          (ii) For the purposes of this paragraph (d), neither the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Company nor the consolidation or merger of the Company with or into one or more corporations or other entities shall be deemed to be a liquidation, dissolution or winding up of the affairs of the Company (unless such sale, conveyance, exchange or transfer is in connection with a liquidation, dissolution or winding up of the business of the Company).

     (e) Redemption.

          (i) Optional Redemption.

                (A) The Company may (subject to contractual and other restrictions with respect thereto, including without limitation, restrictions imposed by the Credit Agreement and the Debenture Indenture, and the legal availability of funds therefor), at the option of the Company, redeem at any time or from time to time on or after February 1, 1999, from any source of funds legally available therefor, in whole or in part, in the manner provided in paragraph
           (e)(iii) hereof, any or all of the shares of the Senior Preferred Stock, at a redemption price equal to the following percentages of the liquidation preference per share plus, without duplication, an amount in cash equal to all accumulated and unpaid dividends per share (including an amount in cash equal to a prorated dividend for the period from the Dividend Payment Date immediately prior to the Redemption Date to the Redemption Date) (the "Optional Redemption Price"), in each case beginning on February 1 of the year indicated:


                           1999                   105%
                           2000                   104%
                           2001                   103%
                           2002                   102%
                           2003                   101%
                           2004 and thereafter    100%;



           provided that no optional redemption pursuant to this paragraph
           (e)(i)(A) shall be authorized or made at any time when the Company is making or required to make within the next 30 days, or purchasing shares of Senior Preferred Stock under a Change of Control Offer in accordance with the provisions of paragraph (h) hereof and provided, further, that no optional redemption of only a portion of the then outstanding shares of Senior Preferred Stock shall be authorized or made at any time when full cumulative dividends on the Senior Preferred Stock for all past Dividend Periods have not been declared and paid in full.

                (B) In the event of a redemption pursuant to paragraph (e)(i)(A) hereof of only a portion of the then outstanding shares of the Senior Preferred Stock, the Company shall effect such redemption as it determines, pro rata according to the number of shares held by each Holder of Senior Preferred Stock or by lot, as may be determined by the Company in its sole discretion.

     (ii) Mandatory Redemption. On February 1, 2010, the Company shall redeem, subject to contractual and other restrictions with respect thereto, including without limitation, restrictions imposed by the Credit Agreement and the Debenture Indenture, from any source of funds legally available therefor, in the manner provided in paragraph (e)(iii) hereof, all of the shares of the Senior Preferred Stock then outstanding at a redemption price equal to 100% of the liquidation preference per share, plus, without duplication, an amount in cash equal to all accumulated and unpaid dividends per share (including an amount equal to a prorated dividend for the period from the Dividend Payment Date immediately prior to the Redemption Date to the Redemption Date) (the "Mandatory Redemption Price").

     (iii) Procedures for Redemption.

          (A) At least 15 days and not more than 60 days prior to the date fixed for any redemption of the Senior Preferred Stock, written notice (the "Redemption Notice") shall be given by first-class mail, postage prepaid, to each Holder of Senior Preferred Stock of record on the record date fixed for such redemption of the Senior Preferred Stock at such Holder's address as the same appears on the stock register of the Company, provided that no failure to give such notice nor any deficiency therein shall affect the validity of the procedure for the redemption of any shares of Senior Preferred Stock to be redeemed except as to the Holder or Holders to whom the Company has failed to give said notice or except as to the Holder or Holders whose notice was defective. The Redemption Notice shall state: (1) whether the redemption is pursuant to paragraph (e)(i) or (e)(ii) hereof;
     (2) the Optional Redemption Price or the Mandatory Redemption Price, as the case may be; (3) whether all or less than all the outstanding shares of the Senior Preferred Stock are to be redeemed and the total number of shares of the Senior Preferred Stock being redeemed; (4) the number of shares of Senior Preferred Stock held, as of the appropriate record date, by the Holder that the Company intends to redeem; (5) the date fixed for redemption; (6) that the Holder is to surrender to the Company, at the place or places where certificates for shares of Senior Preferred Stock are to be surrendered for redemption, in the manner and at the price designated, his certificate or certificates representing the shares of Senior Preferred Stock to be redeemed; and (7) that dividends on the shares of the Senior Preferred Stock to be redeemed shall cease to accrue on such Redemption Date unless the Company defaults in the payment of the Optional Redemption Price or the Mandatory Redemption Price, as the case may be.

          (B) Each Holder of Senior Preferred Stock shall surrender the certificate or certificates representing such shares of Senior Preferred Stock to the Company, duly endorsed, in the manner and at the place designated in the Redemption Notice, and on the Redemption Date the full Optional Redemption Price or Mandatory Redemption Price, as the case may be, for such shares shall be payable in cash to the Person whose name appears on such certificate or certificates as the owner thereof, and each surrendered certificate shall be canceled and retired. In the event that less than all of the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

          (C) Unless the Company defaults in the payment in full of the applicable redemption price, dividends on the Senior Preferred Stock called for redemption shall cease to accumulate on the Redemption Date, and the Holders of such redemption shares shall cease to have any further rights with respect thereto on the Redemption Date, other than the right to receive the Optional Redemption Price or the Mandatory Redemption Price, as the case may be, without interest.

     (f) Voting Rights.

     (i) The Holders of shares of the Senior Preferred Stock, except as otherwise required under Delaware law or as set forth in paragraphs (ii) and
(iii) below, shall not be entitled or permitted to vote on any matter required or permitted to be voted upon by the stockholders of the Company.

     (ii) (A) So long as any shares of the Senior Preferred Stock are outstanding, the Company shall not authorize any class of Parity Securities without the affirmative vote or consent of Holders of at least a majority of the outstanding shares of Senior Preferred Stock, voting or consenting, as the case may be, separately as one class, given in person or by proxy, either in writing or by resolution adopted at an annual or special meeting, except that without the approval of Holders of Senior Preferred Stock, the Company may authorize and issue shares of Parity Securities in exchange for, or the proceeds of which are used to redeem or repurchase, any or all shares of Senior Preferred Stock then outstanding, provided that, in the case of Parity Securities issued in exchange for, or the proceeds of which are used to redeem or repurchase, less than all shares of Senior Preferred Stock then outstanding, (1) the aggregate liquidation preference of such Parity Securities shall not exceed the aggregate liquidation preference of, premium and accrued and unpaid dividends on, and expenses in connection with the refinancing of, the Senior Preferred Stock so exchanged, redeemed or repurchased, (2) such Parity Securities shall not be Disqualified Capital Stock and (3) the Company may pay dividends on such Parity Securities in the form of cash or such Parity Securities.

                (B) So long as any shares of the Senior Preferred Stock are outstanding, the Company shall not authorize any class of Senior Securities without the affirmative vote or consent of Holders of at least a majority of the outstanding shares of Senior Preferred Stock, voting or consenting, as the case may be, separately as one class, given in person or by proxy, either in writing or by resolution adopted at an annual or special meeting.

                (C) So long as any shares of the Senior Preferred Stock are outstanding, the Company shall not amend this Section 1 so as to affect adversely the specified rights, preferences, privileges or voting rights of Holders of shares of Senior Preferred Stock or to authorize the issuance of any additional shares of Senior Preferred Stock (other than in payment of dividends on the Senior Preferred Stock) without the affirmative vote or consent of Holders of at least a majority of the outstanding shares of Senior Preferred Stock, voting or consenting, as the case may be, separately as one class, given in person or by proxy, either in writing or by resolution adopted at an annual or special meeting. The affirmative vote or consent of Holders of at least a majority of the outstanding shares of Senior Preferred Stock, voting or consenting, as the case may be, separately as one class, whether voting in person or by proxy, either in writing or by resolution adopted at an annual or special meeting, may waive compliance with any provision of this Section 1.

                (D) Prior to the exchange of Senior Preferred Stock for Exchange Debentures, the Company shall not amend or modify the Exchange Indenture (except as expressly provided therein in respect of amendments without the consent of holders of Exchange Debentures) without the affirmative vote or consent of Holders of at least a majority of the outstanding shares of Senior Preferred Stock, voting or consenting, as the case may be, separately as one class, given in person or by proxy, either in writing or by resolution adopted at an annual or special meeting.

                (E) Except as set forth in paragraphs (f)(ii)(A) and (f)(ii)(B) above, (1) the creation, authorization or issuance of any shares of any Junior Securities, Parity Securities or Senior Securities, or (2) the increase or decrease in the amount of authorized capital stock of any class, including Senior Preferred Stock, Junior Preferred Stock or any other series of preferred stock, shall not require the consent of Holders of Senior Preferred Stock and shall not, unless not complying with paragraphs (f)(ii)(A) and (f)(ii)(B) above, be deemed to affect adversely the rights, preferences, privileges or voting rights of Holders of shares of Senior Preferred Stock.

          (iii) In any case in which the Holders of shares of the Senior Preferred Stock shall be entitled to vote pursuant to this paragraph (f) or pursuant to Delaware law, each Holder of shares of the Senior Preferred Stock shall be entitled to one vote for each share of Senior Preferred Stock held and, except as otherwise required by Delaware law, in the event of such a vote, the Holders of the Series A Senior Preferred Stock and the holders of the Series B Senior Preferred Stock shall vote together as a single class.

     (g) Optional Exchange.

           (i) Conditions.

                (A) The Company may, at its option on any Dividend Payment Date (herein the "Exchange Date"), exchange all, but not less than all, of the then outstanding shares of Senior Preferred Stock into the Company's 14 3/4% Senior Subordinated Debentures due 2010 (the "Exchange Debentures") if such exchange is then permitted by the terms of the Credit Agreement and the Debenture Indenture. To exchange Senior Preferred Stock into Exchange Debentures, the Company shall send a written notice (the "Exchange Notice") of exchange by mail to each Holder of Senior Preferred Stock, which notice shall state: (v) that the Company has elected to exchange the Senior Preferred Stock into Exchange Debentures pursuant to this Section 1;
           (w) the Exchange Date, which shall be the next succeeding Dividend Payment Date and shall not be less than 20 days following the date on which the Exchange Notice is mailed; (x) that the Holder is to surrender to the Company, at the place or places where certificates for shares of Senior Preferred Stock are to be surrendered for exchange, in the manner designated in the Exchange Notice, his certificate or certificates representing the shares of Senior Preferred Stock to be exchanged (properly endorsed or assigned for transfer); (y) that dividends on the shares of Senior Preferred Stock to be exchanged shall cease to accrue, and the Holders of such shares shall cease to have any further rights with respect to such shares (other than the right to receive Exchange Debentures), on the Exchange Date whether or not certificates for shares of Senior Preferred Stock are surrendered for exchange on the Exchange Date unless the Company shall default in the delivery of Exchange Debentures; and (z) that interest on the Exchange Debentures shall accrue from the Exchange Date whether or not certificates for shares of Senior Preferred Stock are surrendered for exchange on the Exchange Date. On the Exchange Date, if the conditions set forth in clauses (I) through (V) below are satisfied and if the exchange is then permitted under the Credit Agreement and the Debenture Indenture, the Company shall issue Exchange Debentures in exchange for the Senior Preferred Stock as provided in the next paragraph, provided that on the Exchange Date: (I) there shall be legally available funds sufficient therefor (including, without limitation, legally available funds sufficient therefor under Sections 160 and 170 (or any successor provisions) of the Delaware General Corporation
           Law); (II) either (a) a registration statement relating to the Exchange Debentures shall have been declared effective under the Securities Act of 1933, as amended (the "Securities Act"), prior to such exchange and shall continue to be in effect on the Exchange Date or (b)(i) the Company shall have obtained a written opinion of counsel that an exemption from the registration requirements of the Securities Act is available for such exchange and that upon receipt of such Exchange Debentures pursuant to such exchange made in accordance with such exemption, the holders (assuming such holder is not an Affiliate of the Company) thereof will not be subject to any restrictions imposed by the Securities Act upon the resale thereof and (ii) such exemption is relied upon by the Company for such exchange; (III) the Exchange Indenture and the trustee thereunder (the "Trustee") shall have been qualified under the Trust Indenture Act of 1939, as amended, if such qualification is required; (IV) immediately after giving effect to such exchange, no Default or Event of Default (each as defined in the Exchange Indenture) would exist under the Exchange Indenture; and (V) the Company shall have delivered to the Trustee a written opinion of counsel, dated the date of exchange, regarding the satisfaction of the conditions set forth in clauses (I), (II) and (III).

           In the event that the issuance of the Exchange Debentures is not permitted on the Exchange Date set forth in the Exchange Notice, or any of the conditions set forth in clauses (I) through (V) of the preceding sentence are not satisfied on the Exchange Date set forth in the Exchange Notice, the Exchange Date shall be deemed to be the first business day thereafter, if any, upon which all of such conditions are satisfied.

          (B) Upon any exchange pursuant to paragraph (g)(i)(A), each Holder of outstanding shares of Senior Preferred Stock shall be entitled to receive Exchange Debentures in a principal amount equal to the sum of (i) the liquidation preference of such Holder's shares of Senior Preferred Stock and (ii) the amount of accumulated and unpaid dividends, if any, thereon; provided that the Company may pay cash in lieu of issuing an Exchange Note in a principal amount of less than $1,000.

     (ii) Procedure for Exchange.

          (A) On or before the Exchange Date, each Holder of Senior Preferred Stock shall surrender the certificate or certificates representing such shares of Senior Preferred Stock, in the manner and at the place designated in the Exchange Notice. The Company shall cause the Exchange Debentures to be executed on the Exchange Date and, upon surrender in accordance with the Exchange Notice of the certificates for any shares of Senior Preferred Stock so exchanged (properly endorsed or assigned for transfer), such shares shall be exchanged by the Company into Exchange Debentures. The Company shall pay interest on the Exchange Debentures at the rate and on the dates specified therein from the Exchange Date.

          (B) Subject to the conditions set forth in paragraph (g)(i), if notice has been mailed as aforesaid, and if before the Exchange Date (1) the Exchange Indenture shall have been duly executed and delivered by the Company and the Trustee and (2) all Exchange Debentures necessary for such exchange shall have been duly executed by the Company and delivered to the Trustee with irrevocable instructions to authenticate the Exchange Debentures necessary for such exchange, then the rights of the Holders of shares of the Senior Preferred Stock as stockholders of the Company shall cease (except the right to receive Exchange Debentures), and the Person or Persons entitled to receive the Exchange Debentures issuable upon exchange shall be treated for all purposes as the registered Holder or Holders of such Exchange Debentures as of the date of exchange without any further action of the Holders of Senior Preferred Stock.

(h) Change of Control Offer. Subject to contractual and other restrictions with respect thereto, including without limitation, restrictions imposed by the Credit Agreement and the Debenture Indenture, upon the occurrence of a Change of Control, the Company shall make an offer (a "Change of Control Offer") to each Holder of Senior Preferred Stock to repurchase any or all of such Holder's shares of Senior Preferred Stock at a purchase price in cash equal to 100.0% of the aggregate liquidation preference thereof plus accumulated and unpaid dividends thereon, if any, to the date of repurchase (the "Change of Control Payment").

          (A) Within 30 days following any Change of Control, the Company shall mail a notice to each Holder of Senior Preferred Stock stating: (1) that the Change of Control Offer is being made pursuant to this paragraph (h) and that all shares of Senior Preferred Stock tendered will be accepted for payment; (2) the purchase price and the purchase date, which shall be no sooner than 30 nor later than 60 days from the date such notice is mailed (the "Change of Control Payment Date"); (3) that any shares not tendered will continue to accumulate dividends; (4) that, unless the Company defaults in the payment of the Change of Control Payment, all shares of Senior Preferred Stock accepted for payment pursuant to the Change of Control Offer shall cease to accumulate dividends after the Change of Control Payment Date; (5) that Holders electing to have any shares of Senior Preferred Stock repurchased pursuant to a Change of Control Offer will be required to surrender such shares, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the shares of Senior Preferred Stock, completed, or transfer by book-entry transfer, to the Company or its transfer agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date; (6) that Holders will be entitled to withdraw their election if the Company or the transfer agent, as the case may be, receives, not later than the close of business on the third Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the number of shares of Senior Preferred Stock delivered for repurchase, and a statement that such Holder is withdrawing his election to have such shares repurchased; and (7) that Holders whose shares of Senior Preferred Stock are being repurchased only in part will be issued new shares of Senior Preferred Stock equal in liquidation preference to the unpurchased portion of the shares of Senior Preferred Stock surrendered (or transferred by book-entry transfer), which unpurchased portion must be equal to $25 in liquidation preference or an integral multiple thereof.

          (B) On the Change of Control Payment Date, the Company shall, to the extent lawful, (1) accept for payment all shares of Senior Preferred Stock or portions thereof properly tendered pursuant to the Change of Control Offer, (2) deposit with the Company or its transfer agent an amount equal to the Change of Control Payment in respect of all shares of Senior Preferred Stock or portions thereof so tendered, and (3) deliver or cause to be delivered to the transfer agent the shares of Senior Preferred Stock so accepted together with an Officers' Certificate stating the aggregate liquidation preference of such Senior Preferred Stock or portions thereof being repurchased by the Company. The Company or its transfer agent, as the case may be, shall promptly mail to each Holder of shares of Senior Preferred Stock so tendered the Change of Control Payment for such shares or portions thereof. The Company shall promptly issue a certificate representing shares of Senior Preferred Stock and mail (or cause to be transferred by book entry) to each Holder a new certificate representing shares of Senior Preferred Stock equal in liquidation preference to any unpurchased portion of such shares surrendered by such Holder, if any; provided, that each such certificate shall have a liquidation preference of $25 or an integral multiple thereof. The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

          (C) The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of shares of Senior Preferred Stock in connection with a Change of Control.

          (D) The Company's obligations with respect to a Change of Control Offer shall be satisfied to the extent actually performed by a third party in accordance with the terms of this paragraph (h).

(i) Conversion or Exchange.

     The Holders of shares of Senior Preferred Stock shall not have any rights hereunder to convert such shares into or exchange such shares for shares of any other class or classes or of any other series of any class or classes of Capital Stock of the Company.

(j) Preemptive Rights.

     No shares of Senior Preferred Stock shall have any rights of preemption whatsoever as to any securities of the Company, or any warrants, rights or options issued or granted with respect thereto, regardless of how such securities or such warrants, rights or options may be designated, issued or granted.

(k) Reissuance of Senior Preferred Stock.

     Shares of Senior Preferred Stock that have been issued and reacquired in any manner, including shares purchased or redeemed or exchanged, shall (upon compliance with any applicable provisions of the laws of Delaware) have the status of authorized but unissued shares of preferred stock of the Company undesignated as to series and may be designated or redesignated and issued or reissued, as the case may be, as part of any series of preferred stock of the Company, provided that such shares may not in any event be reissued as Senior Preferred Stock (other than in payment of dividends on Senior Preferred Stock).

(l) Business Day.

     If any payment, redemption or exchange shall be required by the terms hereof to be made on a day that is not a Business Day, such payment, redemption or exchange shall be made on the immediately succeeding Business Day.

(m) Certain Additional Provisions.

     (i) Restricted Payments.

     The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly make any Restricted Payment, unless, at the time of such Restricted Payment: (1) no Default Event shall have occurred and be continuing or would occur as a consequence thereof; and (2) such Restricted Payment, together with the aggregate of all other Restricted Payments made by the Company and its Subsidiaries after the Preferred Stock Issue Date, does not exceed the sum (the "Basket") of (a) (i) Consolidated EBITDA of the Company for the period (taken as one accounting period), commencing on the first day of the first fiscal quarter commencing on or prior to the Preferred Stock Issue Date, to and including the last day of the fiscal quarter ended immediately prior to the date of each such calculation (or, in the event Consolidated EBITDA for such period is a deficit, then minus such deficit) less (ii) 150% of Consolidated Fixed Charges for such period, plus (b) the aggregate Net Cash Proceeds received by the Company from the sale of the Company's Qualified Capital Stock (other than in each case (i) to a Subsidiary of the Company), (ii) to the extent applied in connection with a Qualified Exchange and (iii) to the extent applied to repurchase Capital Stock pursuant to clause (b) of the definition of the Other Permitted Payments after the Preferred Stock Issue Date. The foregoing provisions of this paragraph
(m)(i) shall not prohibit the following Restricted Payments: (A) a Qualified Exchange; (B) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of this Section 1; and (C) Other Permitted Payments. The full amount of any Restricted Payment made pursuant to clause (B) of the immediately preceding sentence (but not pursuant to clauses (A) or (C)) of the immediately preceding sentence, however, will be deducted in the calculation of the aggregate amount of Restricted Payments available to be made pursuant to the Basket. The amount of any Restricted Payment, if other than in cash, shall be the fair market value thereof, as determined in the good faith reasonable judgment of the Board of Directors of the Company.

     (ii) Reports.

     So long as any shares of Senior Preferred Stock are outstanding, the Company shall furnish to each Holder of Senior Preferred Stock (at such Holder's address listed in the register of Holders maintained by the transfer agent and registrar of the Senior Preferred Stock): (i) beginning at the end of the Company's first fiscal year ending after the Preferred Stock Issue Date, all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file such forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by the Company's certified independent accountants, and (ii) all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports.

(n) Subordination.

     (i) Agreement to Subordinate. Any and all payments and distributions at any time declared or due on account of the Senior Preferred Stock, including, without limitation, dividend, redemption and change of control payments, ("Preferred Stock Payments") shall be subordinated in right of payment to the payment in full in cash or cash equivalents of all Senior Indebtedness whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed, and that such subordination is for the benefit of the holders of Senior Indebtedness. For purposes of this paragraph (n), the term "Senior Indebtedness" means (a) indebtedness of the Company arising under the Credit Agreement and (b) the Discount Debentures.

     (ii) Relative Rights. Upon any distribution of assets of the Company, winding up, total or partial liquidation or reorganization of the Company, whether voluntary or involuntary, the holders of all Senior Indebtedness shall be entitled to receive payment on such Senior Indebtedness in full in cash or cash equivalents before the holders of Senior Preferred Stock shall be entitled to receive any Preferred Stock Payments. No payment (by set-off or otherwise) may be made by or on behalf of the Company with respect to Preferred Stock Payments for cash or property, (x) upon the maturity of any Senior Indebtedness of the Company by lapse of time, acceleration or otherwise, unless and until all principal of, premium, if any, and the interest on and fees in respect of such Senior Indebtedness are paid in full in cash or cash equivalents, (y) when such payment is prohibited by the indenture or credit agreement relating to the Senior Indebtedness and (z) in the event of default in the payment of any principal of, premium, if any, or interest on and fees in respect of Senior Indebtedness of the Company when it becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise (a "Payment Default"), unless and until such Payment Default has been cured or waived or otherwise has ceased to exist.

     (iii) When Amounts Must be Paid Over. In the event that, notwithstanding the other provisions of this Certificate of Designations, a Holder receives any Preferred Stock Payment at a time when such Holder has actual knowledge that such payment or distribution is prohibited by this paragraph (n) or the indenture or credit agreement relating to the Senior Indebtedness, such Preferred Stock Payment shall be held by the Holders in trust for the benefit of, and shall be paid forthwith over and delivered, upon written request, to, the Holders of Senior Indebtedness remaining unpaid or unprovided for, or to the trustee or trustees under the indenture relating to the Senior Indebtedness, ratably according to aggregate principal amounts remaining unpaid on account of such Senior Indebtedness held or represented by such, for application to the payment of all obligations with respect to Senior Indebtedness remaining unpaid, to the extent necessary to pay or to provide for the payment of all such obligations in full in cash or cash equivalents in accordance with their terms, after giving effect to any concurrent payment or distribution to or for Holders of Senior Indebtedness.

(o) Definitions and Interpretation.

     (i) Definitions. As used in this Section 1, the following terms shall have the following meanings, unless the context otherwise requires:

     "Acquisition" means the acquisition of the Business by the Company and its Subsidiaries in accordance with the provisions of the Acquisition Agreement.

     "Acquisition Agreement" means, collectively: that certain Asset Purchase Agreement dated as of November 21, 1997 by and among the Company, Green Equity Investors, II, L.P. (for limited purposes), Liberty Group Operating, Inc., Hollinger International Inc., APAC-90, Inc., American Publishing (1991) Inc. and APAC-95, Inc. and that certain Asset Purchase Agreement dated as of November 21, 1997 among the same parties plus American Publishing Company of Illinois.

     "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, the term "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, directly or through one or more intermediaries, whether through the ownership of voting securities, by contract, or otherwise, provided, that, with respect to ownership interest in the Company and its Subsidiaries, a Beneficial Owner of 10% or more of the total voting power normally entitled to vote in the election of directors, managers or trustees, as applicable, shall for such purposes be deemed to constitute control.

     "Asset Sale" means, with respect to any specified Person, the following:
(i) (A) the sale, lease, conveyance or other disposition by such Person of any assets (including, without limitation, by way of a sale and leaseback) or (B) the issue or sale by such Person or any of its Subsidiaries of Equity Interests of any of such Person's Subsidiaries, and (ii) which occurs in a single transaction or a series of related transactions.

     "Beneficial Owner" or "beneficial owner" for purposes of the definition of Change of Control and Affiliate has the meaning attributed to it in Rules 13d-3 and 13d-5 under the Exchange Act (as in effect on the Preferred Stock Issue
Date), whether or not applicable.

     "Board of Directors" means the Board of Directors of the Company.

     "Business" means the business the assets of which were (or are to be) purchased pursuant to the Asset Purchase Agreement (on a collective basis).

     "Business Day" means any day other than a Legal Holiday.

     "Capital Stock" means, with respect to any corporation, any and all shares, interests, rights to purchase (other than convertible or exchangeable Indebtedness that is not itself otherwise capital stock), warrants, options, participations or other equivalents of or interests (however designated) in stock issued by that corporation.

     "Capitalized Lease Obligation" means, as to any person, the obligations of such person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

     "Cash Equivalent" means (a) securities issued or directly and fully guaranteed or insured by the United States government, or any agency or instrumentality thereof, having maturities of not more than one year from the date of acquisition thereof; (b) marketable general obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition thereof, having a credit rating of "A" or better from either Standard & Poor's Ratings Group or Moody's Investors Service, Inc.; (c) certificates of deposit, time deposits, eurodollar time deposits, overnight bank deposits or bankers' acceptances having maturities of not more than one year from the date of acquisition thereof of any domestic commercial bank, the long-term debt of which is rated at the time of acquisition thereof at least "A" or the equivalent thereof by either Standard & Poor's Ratings Group or Moody's Investors Service, Inc. and having capital and surplus in excess of $500,000,000; (d) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses
(a), (b) and (c) above entered into with any bank meeting the qualifications specified in clause (c) above; (e) commercial paper rated at the time of acquisition thereof at least A-2 or the equivalent thereof by Standard & Poor's Ratings Group or P-2 or the equivalent thereof by Moody's Investors Service, Inc., or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of investments, and in either case maturing within 270 days after the date of acquisition thereof; and (f) interests in any investment company which invests solely in instruments of the type specified in clauses (a) through (e) above.

     "Certificate of Incorporation" means the Company's Certificate of Incorporation.

     "Change of Control" (i) any merger or consolidation of the Company with or into any person or any sale, transfer or other conveyance, whether direct or indirect, of all or substantially all of the assets of the Company on a consolidated basis, in one transaction or a series of related transactions, if, immediately after giving effect to such transaction(s), any "person" or "group" (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable), other than any Excluded Person or Excluded Persons, is or becomes the Beneficial Owner, directly or indirectly, of more than 50% of the total voting power in the aggregate normally entitled to vote in the election of directors, managers or trustees, as applicable, of the transferee(s) or surviving entity or entities, (ii) any "person" or "group," other than any Excluded Person or Excluded Persons, becomes the Beneficial Owner, directly or indirectly, of more than 50% of the total voting power in the aggregate of all classes of Capital Stock of the Company then outstanding normally entitled to vote in elections of directors, managers or trustees, as applicable, of the transferee(s) or surviving entity or entities or (iii) during any period of 12 consecutive months after the Preferred Stock Issue Date, individuals who at the beginning of any such 12-month period constituted the Board of Directors of the Company (together, in each case, with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Company was approved by LGP or a Related Party of LGP or by the Excluded Persons or by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office, as applicable.

     "Company" means this corporation.

     "consolidated" means, with respect to the Company, the consolidated accounts of its Subsidiaries with those of the Company, all in accordance with GAAP; provided that "consolidated" will not include consolidation of the accounts of any Unrestricted Subsidiary with the accounts of the Company.

     "Consolidated EBITDA" means, with respect to any person, for any period, the Consolidated Net Income of such person for such period adjusted to add thereto (to the extent deducted from net revenues in determining Consolidated Net Income), without duplication, the sum of (i) consolidated income taxes, (ii) consolidated depreciation and amortization (including amortization of debt issuance costs in connection with any Indebtedness of such person and its Subsidiaries), (iii) Consolidated

Fixed Charges and (iv) all other non-cash charges; provided that consolidated income taxes, depreciation and amortization of a Subsidiary of such person that is less than wholly owned shall only be added to the extent of the equity interest of such person in such Subsidiary.

     "Consolidated Fixed Charges" of any person means, for any period, the aggregate amount (without duplication and determined in each case in accordance with GAAP) of (a) interest expensed or capitalized, paid, accrued, or scheduled to be paid or accrued (including, in accordance with the following sentence, interest attributable to Capitalized Lease Obligations) of such person and its Consolidated Subsidiaries during such period, excluding amortization of debt issuance costs incurred in connection with the Discount Debentures, the Senior Subordinated Notes or the Credit Agreement but including (i) original issue discount and non-cash interest payments or accruals on any Indebtedness, (ii) the interest portion of all deferred payment obligations, and (iii) all commissions, discounts and other fees and charges owed with respect to bankers' acceptances and letters of credit financings and currency and Interest Swap and Hedging Obligations, in each case to the extent attributable to such period, and
(b) the amount of cash dividends paid by such person or any of its Consolidated Subsidiaries in respect of preferred stock (other than by Subsidiaries of such person to such person or such person's wholly owned Subsidiaries). For purposes of this definition, (x) interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by the Company to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP and (y) to the extent such expense would result in a liability upon the consolidated balance sheet of such person in accordance with GAAP, interest expense attributable to any Indebtedness represented by the guaranty by such person or a Subsidiary of such person of an obligation of another person shall be deemed to be the interest expense attributable to the Indebtedness guaranteed. Notwithstanding the foregoing, Consolidated Fixed Charges shall not include costs, fees and expenses incurred in connection with the Acquisition, and any non-cash charge or expense associated with the write-off of deferred debt issuance costs associated with the Credit Agreement, the Senior Subordinated Notes or the Discount Debentures.

     "Consolidated Net Income" means, with respect to any Person for any period, the net income (or loss) of such Person and its Consolidated Subsidiaries (determined on a consolidated basis in accordance with GAAP) for such period, adjusted to exclude (only to the extent included in computing such net income (or loss) and without duplication): (a) all gains and losses which are either extraordinary (as determined in accordance with GAAP) or are either unusual or nonrecurring (including any gain from the sale or other disposition of assets outside the ordinary course of business or from the issuance or sale of any Capital Stock), (b) the net income, if positive, of any person, other than a Consolidated Subsidiary, in which such person or any of its Consolidated Subsidiaries has an interest, except to the extent of the amount of any dividends or distributions actually paid in cash to such person or a Consolidated Subsidiary of such person during such period, but in any case not in excess of such person's pro rata share of such person's net income for such period, (c) the net income or loss of any person acquired in a pooling of interests transaction for any period prior to the date of such Acquisition, (d) the net income, if positive, of any of such person's Consolidated Subsidiaries in the event and solely to the extent that the declaration or payment of dividends or similar distributions is not at the time permitted by operation of the terms of its charter or bylaws or any other agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Consolidated Subsidiary, (e) the effects of changes in accounting principles,
(f) any non-cash compensation expense in connection with the exercise of, grant to or repurchase from officers, directors and employees of stock, stock options or stock equivalents, (g) any non-cash charge or expense associated with the write-off of deferred debt issuance costs associated with the Credit Agreement, the Senior Subordinated Notes or the Discount Debentures, and (h) costs, fees and expenses incurred in connection with the Acquisition.

     "Consolidated Subsidiary" means, for any person, each Subsidiary of such person (whether now existing or hereafter created or acquired) the financial statements of which are consolidated for financial statement reporting purposes with the financial statements of such person in accordance with GAAP.

     "Credit Agreement" means the one or more credit agreements (including, without limitation, the Credit Agreement dated as of January 27, 1998 by and among Liberty Group Operating, Inc., Liberty Group Publishing, Inc., Citicorp USA, Inc., as administrative agent and the other parties named therein) entered into by and among the Company, certain of its subsidiaries (if any) and certain financial institutions, which provide for in the aggregate one or more term loans and/or revolving credit and letter of credit facilities, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, as such credit agreement and/or related documents may be amended, restated, supplemented, renewed, replaced or otherwise modified from time to time whether or not with the same agent, trustee, representative lenders or holders, and, subject to the proviso to the next succeeding sentence irrespective of any changes in the terms and conditions thereof. Without limiting the generality of the foregoing, the term "Credit Agreement" shall include any amendment, amendment and restatement, renewal, extension, restructuring, supplement or modification to any such credit agreement and all refundings, refinancings and replacements of any such credit agreement, including any agreement (i) extending the maturity of any Indebtedness incurred thereunder or contemplated thereby, (ii) adding or deleting borrowers or guarantors thereunder, so long as borrowers and issuers include one or more of the Company and its Subsidiaries and their respective successors and assigns, (iii) increasing the amount of Indebtedness incurred thereunder or available to be borrowed thereunder, or (iv) otherwise altering the terms and conditions thereof in a manner not prohibited by the terms hereof.

     "Debenture Indenture" means the Indenture, pursuant to which the Discount Debentures will be issued.

     "Default Event" means any of the following events: (1) any time when the Company fails to make a mandatory redemption of the Senior Preferred Stock when required (whether or not any contractual or other restrictions apply to such redemption) pursuant to paragraph (e)(ii) hereof; or (2) any time when the Company fails to make an offer to repurchase all of the outstanding shares of Senior Preferred Stock following a Change of Control, if such offer to repurchase is required to be made pursuant to paragraph (h)(i) hereof (whether or not any contractual or other restrictions apply to such redemption).

     "Discount Debentures" means the 115/8% Senior Discount Debentures due 2009 of the Company to be issued pursuant to the Debenture Indenture.

     "Disqualified Capital Stock" means (a) except as set forth in (b), with respect to any person, any Equity Interest of such person that, by its terms or by the terms of any security into which it is convertible, exercisable or exchangeable, is, or upon the happening of an event or the passage of time or both would be, required to be redeemed or repurchased (including at the option of the holder thereof) by such person or any of its Subsidiaries, in whole or in part, on or prior to the Stated Maturity of the Discount Debentures and (b) with respect to any Subsidiary of such person (including with respect to any Subsidiary of the Company), any Equity Interests other than any common equity with no preference, privileges, or redemption or repayment provisions and preferred equity owned by the Company or one of its Subsidiaries.

     "Dividend Payment Date" means February 1, May 1, August 1 and November 1 of each year.

     "Dividend Period" means the Initial Dividend Period and, thereafter, each Quarterly Dividend Period.

     "Equity Interest" of any Person means any shares, interests, participations or other equivalents (however designated) in such Person's equity, and shall in any event include any Capital Stock issued by, or partnership or membership interests in, such Person.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

     "Exchange Date" means a date on which shares of Senior Preferred Stock are exchanged by the Company for Exchange Debentures.

     "Exchange Debentures" means the 14 3/4% Senior Subordinated Debentures due 2010 of the Company to be issued at the option of the Company in exchange for the Senior Preferred Stock which are subordinated to the Discount Debentures.

     "Exchange Indenture" means the Indenture between Liberty Group Publishing, Inc. to State Street Bank and Trust Company, as trustee dated as of January 27, 1998 relating to the Exchange Debentures.

     "Excluded Person" means GEI and its Related Parties.

     "Exempted Affiliate Transaction" means (a) compensation, indemnification and other benefits paid or made available (x) pursuant to the employment agreements between the Company and members of its senior management, (y) for or in connection with services actually rendered to the Company and comparable to those generally paid or made available by entities engaged in the same or similar businesses (including reimbursement or advancement of reasonable out-of-pocket expenses and loans to officers, directors and employees, (i) in the ordinary course of business and (ii) to purchase Company Common Stock in an amount not to exceed $1.0 million, (b) transactions, expenses and payments in connection with the Acquisition, (c) any Restricted Payments or other payments or transactions expressly permitted under paragraph m(i) hereof, (d) payments to LGP for management services under the Management Services Agreement in an amount not to exceed $1.5 million in any fiscal year, plus reimbursement of reasonable out-of-pocket costs and expenses, (e) payments to LGP for reasonable and customary fees and expenses for financial advisory and investment banking services provided to the Company in connection with major financial transactions, and (f) transactions between or among the Company and its Subsidiaries or between or among Subsidiaries of the Company, provided that any ownership interest in any such Subsidiary which is not beneficially owned directly or indirectly by the Company or any of its Subsidiaries is not beneficially owned by an Affiliate of the Company other than by virtue of the direct or indirect ownership interest in such Subsidiary held (in the aggregate) by the Company and/or one or more of its Subsidiaries.

     "GAAP" means United States generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession in the United States as in effect on the Preferred Stock Issue Date.

     "GEI" means Green Equity Investors II, L.P.

     "Holder" means a Person in whose name a share of Senior Preferred Stock is registered.

     "Indebtedness" of any person means, without duplication, (a) all liabilities and obligations, contingent or otherwise, of any such Person, to the extent such liabilities and obligations would appear as a liability upon the consolidated balance sheet of such person in accordance with GAAP, (i) in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such person or only to a portion thereof), (ii) evidenced by bonds, notes, debentures or similar instruments, (iii) representing the balance deferred and unpaid of the purchase price of any property or services, except those incurred in the ordinary course of its business that would constitute ordinarily a trade payable to trade creditors; (b) all liabilities and obligations, contingent or otherwise, of such person (i) evidenced by bankers' acceptances or similar instruments issued or accepted by banks, (ii) relating to any Capitalized Lease Obligation, or (iii) evidenced by a letter of credit or a reimbursement obligation of such person with respect to any letter of credit; (c) all net obligations of such person under Interest Swap and Hedging Obligations; (d) all liabilities and obligations of others of the kind described in the preceding clauses (a), (b) or (c) that such person has guaranteed or that is otherwise its legal liability or which are secured by one or more Liens on any assets or property of such Person; provided that if the liabilities or obligations which are secured by a Lien have not been assumed in full by such Person or are not such Person's legal liability in full, the amount of such Indebtedness for the purposes of this definition shall be limited to the lesser of the amount of such Indebtedness secured by such Lien or the fair market value of the assets or property securing such Lien; (e) any and all deferrals, renewals, extensions, refinancing and refundings (whether direct or indirect) of, or amendments, modifications or supplements to, any liability of the kind described in any of the preceding clauses (a), (b), (c) or (d), or this clause (e), whether or not between or among the same parties; and (f) all Disqualified Capital Stock of such person (measured at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends). For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value to be determined in good faith by the board of directors of the issuer (or managing general partner of the issuer) of such Disqualified Capital Stock.

     "Initial Dividend Period" means the dividend period commencing on the Preferred Stock Issue Date and ending on the day before the first Dividend Payment Date to occur thereafter.

     "Interest Swap and Hedging Obligation" means any obligation of any person pursuant to any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate exchange agreement, currency exchange agreement or any other agreement or arrangement designed to protect against fluctuations in interest rates or currency values, including, without limitation, any arrangement whereby, directly or indirectly, such person is entitled to receive from time to time periodic payments calculated by applying either a fixed or floating rate of interest on a stated notional amount in exchange for periodic payments made by such person calculated by applying a fixed or floating rate of interest on the same notional amount.

     "Investment" by any Person in any other Person means (without duplication)
(a) the acquisition (whether by purchase, merger, consolidation or otherwise) by such Person (whether for cash, property, services, securities or otherwise) of capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities, including any options or warrants, of such other person or any agreement to make any such acquisition; (b) the making by such Person of any deposit with, or advance, loan or other extension of credit to, such other Person (including the purchase of property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such property to such other Person) or any commitment to make any such advance, loan or extension (but excluding accounts receivable, endorsements for collection or deposits arising in the ordinary course of business); (c) other than guarantees of Indebtedness of the Company or any Subsidiary; (d) the making of any capital contribution by such person to such other person; and (e) the designation by the Board of Directors of the Company of any person to be an Unrestricted Subsidiary. The Company shall be deemed to make an Investment in an amount equal to the fair market value of the net assets of any subsidiary (or, if neither the Company nor any of its Subsidiaries has theretofore made an Investment in such subsidiary, in an amount equal to the Investments being made), at the time that such subsidiary is designated an Unrestricted Subsidiary, and any property transferred to an Unrestricted Subsidiary from the Company or a Subsidiary of the Company shall be deemed an Investment valued at its fair market value at the time of such transfer. The amount of any such Investment shall be reduced by any liabilities or obligations of the Company or any of its Subsidiaries to be assumed or discharged in connection with such Investment by an entity other than the Company or any of its Subsidiaries. For purposes of clarification and greater certainty, the designation of a newly formed subsidiary as an Unrestricted Subsidiary shall not constitute an Investment.

     "Junior Preferred Stock" means the Company's Series B 10% Junior Redeemable Cumulative Preferred Stock, par value $0.01 per share, with a liquidation preference of $1,000 per share, consisting of 175,000 shares.

     "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in the Company's principal place of business, the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

     "LGP" means Leonard Green & Partners, L.P.

     "Lien" means any mortgage, charge, pledge, lien (statutory or otherwise), privilege, security interest, hypothecation or other encumbrance upon or with respect to any property of any kind, real or personal, movable or immovable, now owned or hereafter acquired.

     "Management Services Agreement" means that certain Management Services Agreement dated as of the Closing Date by and between LGP, on the one hand, and the Company and/or its Subsidiaries, on the other hand, providing for certain annual fees, expenses and reimbursements to be paid to LGP, as such Management Services Agreement may be amended from time to time.

     "Net Cash Proceeds" means the aggregate amount of cash or Cash Equivalents received by the Company in the case of a sale of Qualified Capital Stock and by the Company and its Subsidiaries in respect of an Asset Sale plus, in the case of an issuance of Qualified Capital Stock upon any exercise, exchange or conversion of securities (including options, warrants, rights and convertible or exchangeable debt) of the Company that were issued for cash on or after the Preferred Stock Issue Date, the amount of cash originally received by the Company upon the issuance of such securities (including options, warrants, rights and convertible or exchangeable debt) less, in each case, the sum of all payments, fees, commissions and (in the case of Asset Sales, reasonable and customary) expenses (including, without limitation, the fees and expenses of legal counsel and investment banking fees and expenses) incurred in connection with such Asset Sale or sale of Qualified Capital Stock, and, in the case of an Asset Sale only, less (i) the amount (estimated reasonably and in good faith by the Company) of income, franchise, sales and other applicable taxes required to be paid by the Company or any of its respective Subsidiaries in connection with such Asset Sale, (ii) the amounts of any repayments of Indebtedness secured, directly or indirectly, by Liens on the assets which are the subject of such Asset Sale or Indebtedness associated with such assets which is due by reason of such Asset Sale (i.e., such disposition is permitted by the terms of the instruments evidencing or applicable to such Indebtedness, or by the terms of a consent granted thereunder, on the condition that the proceeds (or portion thereof) of such disposition be applied to such Indebtedness), and other fees, expenses and other expenditures, in each case, reasonably incurred as a consequence of such repayment of Indebtedness (whether or not such fees, expenses or expenditures are then due and payable or made, as the case may be);
(iii) all amounts deemed appropriate by the Company (as evidenced by a signed certificate of the Chief Financial Officer of the Company delivered to the Holders) to be provided as a reserve, in accordance with GAAP, against any liabilities associated with such assets which are the subject of such Asset Sale; and (iv) with respect to Asset Sales by Subsidiaries of the Company, the portion of such cash payments attributable to persons holding a minority interest in such Subsidiary.

     "obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

     "Other Permitted Payments" means, without duplication, (a) the payments provided for by clauses (a), (d) and (e) of the definition of "Exempted Affiliate Transaction"; (b) the repurchase of common stock, stock options and stock equivalents of the Company held by former directors, officers or employees of the Company or any of its Subsidiaries ("Management Stock Repurchases") in an aggregate amount not to exceed in any fiscal year $1.0 million, plus the amount of any net cash proceeds to the Company from (I) sales of Capital Stock of the Company to management employees subsequent to the Preferred Stock Issue Date (provided further that the amount of any such net cash proceeds to the Company to the extent used for Management Stock Repurchases will be excluded from the calculation of the available Basket pursuant to paragraph (m)(i)); and (II) any key-person life insurance policies, in either case, to the extent utilized for Management Stock Repurchases; provided, that any amount not so paid in any fiscal year may be paid in future fiscal years; and (c) Restricted Payments in an aggregate amount not to exceed $4.0 million.

     "Permitted Affiliate Transaction" means any Exempt Affiliate Transaction and any other contract, agreement, arrangement or transaction between the Company or any of its Subsidiaries with any Affiliate (an "Affiliate Transaction") or any series of related Affiliate Transactions the terms of which are fair and reasonable to the Company or such Subsidiary, as the case may be, and are at least as favorable as the terms which could reasonably be expected to be obtained by the Company or such Subsidiary, as the case may be, in a comparable transaction made on an arm's length basis with persons who are not Affiliates; provided that in connection with any Affiliate Transaction or series of related Affiliate Transactions (other than Exempted Affiliate Transactions)
(1) involving consideration to either party in excess of $1.5 million, the Company must deliver an Officer's Certificate to the Holders, stating that the terms of such Affiliate Transaction are fair and reasonable to the Company, and no less favorable to the Company than could reasonably be expected to have been obtained in an arm's length transaction with a non-Affiliate, and (2) involving consideration to either party in excess of $7.5 million, the Company must also, prior to consummation thereof, obtain a favorable written opinion as to the fairness of such transaction to the Company from a financial point of view from an independent investment banking firm of national reputation or, if pertaining to a matter for which such investment banking firms do not customarily render such opinions, an appraisal or valuation firm of national reputation; provided further, that these requirements shall not apply to the sale or purchase of products or services by the Company or its Subsidiaries to or from any Affiliate of LGP or any Related Party thereof, which sale or purchase is in the ordinary course of business and in accordance with industry practice.

     "Permitted Investment" means Investments in (a) any of the Discount Debentures; (b) Cash Equivalents; (c) intercompany notes; provided that Indebtedness under any such notes of a Subsidiary shall be deemed to be a Restricted Investment if such person ceases to be a Subsidiary; (d) Investments in the form of promissory notes of members of the Company's management not to exceed $1.0 million in principal amount at any time outstanding solely in consideration of the purchase by such persons of Qualified Capital Stock of the Company; (e) Investments by the Company or any Subsidiary in any person that is or immediately after such Investment becomes a Subsidiary, or immediately after such Investment merges or consolidates into the Company or any Subsidiary; provided that such person is engaged in all material respects in a Related Business; (f) Investments in the Company by any Subsidiary; provided that in the case of Indebtedness constituting any such Investment, such Indebtedness shall be unsecured and subordinated in all respects to the Company's obligations under the Discount Debentures; (g) Investments in securities of trade creditors or customers received in settlement of obligations that arose in the ordinary course of business or pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers; (h) Investments by the Company outstanding on the Preferred Stock Issue Date; (i) transactions or arrangements with officers or directors of the Company or any Subsidiary entered into in the ordinary course of business (including compensation or employee benefit arrangements with any officer or director of the Company or any Subsidiary which are Permitted Affiliate Transactions); (j) Investments in persons (other than Affiliates of the Company) received as consideration from Asset Sales; (k) additional Investments at any time outstanding not to exceed the sum of (i) $5.0 million and (ii) the cumulative gain (net of taxes and all payments, fees, commissions and expenses incurred in such sale or disposition) realized by the Company and its Subsidiaries in cash or Cash Equivalents on the sale or other disposition after the Preferred Stock Issue Date of Investments (including Permitted Investments and Restricted Investments) made after the Preferred Stock Issue Date in accordance with the Debenture Indenture (but only to the extent that such gain is excluded from the net income of the Company and the Consolidated Subsidiaries by the definition of Consolidated Net Income); and (l) the acquisition of Equity Interests of a Person engaged in a Related Business, other than a Person described in clause (e), through the issuance of Common Stock of the Company.

     "Person" means any individual, corporation, partnership, joint venture, association, limited liability company, joint-stock company, trust, unincorporated organization or government or agency or political subdivision thereof (including any subdivision or ongoing business of any such entity or substantially all of the assets of any such entity, subdivision or business).

     "Preferred Stock Issue Date" means the date on which the Senior Preferred Stock is originally issued by the Company under this Section 1.

     "Qualified Capital Stock" means any Equity Interest that is not Disqualified Capital Stock.

     "Qualified Exchange" means any legal defeasance, redemption, retirement, repurchase or other acquisition of Capital Stock or Indebtedness of the Company issued on or after the Preferred Stock Issue Date with the Net Cash Proceeds received by the Company from the substantially concurrent sale of its Qualified Capital Stock or any exchange of Qualified Capital Stock of the Company for any Capital Stock or Indebtedness of the Company issued on or after the Issue Date.

     "Quarterly Dividend Period" shall mean the quarterly period commencing on each February 1, May 1, August 1 and November 1 and ending on the day before the following Dividend Payment Date.

     "Redemption Date" with respect to any shares of Senior Preferred Stock, means the date on which such shares of Senior Preferred Stock are redeemed by the Company.

     "Related Business" means the business conducted (or proposed to be conducted, including the activities referred to as being contemplated by the Company, as described or referred to in this Offering Memorandum) by the Company as of the Issue Date and any and all businesses that in the good faith judgment of the Board of Directors of the Company are reasonably related businesses, including reasonably related extensions thereof.

     "Related Party" means any partnership or corporation which is managed by or controlled by LGP or any Affiliate thereof.

     "Restricted Investment" means, in one or a series of related transactions, any Investment, other than investments in Cash Equivalents and other Permitted Investments; provided, however, that a merger of another person with or into the Company or a Subsidiary in accordance with the terms of the Indenture shall not be deemed to be a Restricted Investment so long as the surviving entity is the Company or a direct wholly owned Subsidiary.

     "Restricted Payment" means, (a) the declaration or payment of any dividend or other distribution in respect of Junior Securities or Equity Interests of the Company or any of the Company's Subsidiaries, (b) any payment on account of the purchase, redemption or other acquisition or retirement for value of Junior Securities or Equity Interests of the Company or any of the Company's Subsidiaries, and (c) any Restricted Investment by such person; provided, however, that the term "Restricted Payment" does not include (i) any dividend, distribution or other payment on or with respect to Equity Interests of the Company to the extent payable solely in shares of Qualified Capital Stock of the Company; (ii) any dividend, distribution or other payment to the Company, or to any of its Subsidiaries , by the Company or any of its Subsidiaries; (iii) payments made pursuant to the Acquisition; (iv) Permitted Investments; or (v) pro rata dividends and other distributions on Equity Interests of any Subsidiary by such Subsidiary.

     "SEC" means the Securities and Exchange Commission.

     "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

     "Senior Preferred Stock" means the Company's Series A 14 3/4% Senior Redeemable Exchangeable Cumulative Preferred Stock, par value $0.01 per share, with a liquidation preference of $25 per share, consisting of 21,000,000 shares.

     "Senior Subordinated Notes" means the 93/8% Senior Subordinated Notes due 2008 of Liberty Group Operating, Inc., a subsidiary of the Company.

     "Stated Maturity," when used with respect to any Discount Debenture, means February 1, 2009.

     "Subsidiary" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50.0% of the total voting power of the Equity Interests entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

     "Unrestricted Subsidiary" means any subsidiary of the Company that does not own any Capital Stock of, or own or hold any Lien on any property of the Company or any other Subsidiary of the Company and that, at the time of determination, shall be an Unrestricted Subsidiary (as designated by the Board of Directors of the Company); provided, that (i) such subsidiary shall not engage, to any substantial extent, in any line or lines of business activity other than a Related Business and (ii) neither immediately prior thereto nor after giving pro forma effect to such designation would there exist a Default Event. The Board of Directors of the Company may designate any Unrestricted Subsidiary to be a Subsidiary, provided that no Default Event is existing or will occur as a consequence thereof. Each such designation shall be evidenced by delivering to the Holders a certified copy of the resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions.

     "wholly owned Subsidiary" of any Person means a Subsidiary of such Person all of the outstanding Capital Stock, Equity Interests or other ownership interests of which (other than directors' qualifying shares and shares in non-U.S. companies required by local law to be owned by local residents) shall at the time be owned (i) by such Person, (ii) by one or more wholly owned Subsidiaries of such Person or (iii) by such Person and one or more wholly owned Subsidiaries of such Person.

     (ii) Interpretation. For the purposes of this Certificate of Designations:
(x) words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other gender as the context requires and (y) the word "including" and words of similar import shall mean "including, without limitation," unless the context otherwise requires or unless otherwise specified.

(p) Transfer Restrictions.

     The certificates evidencing shares of Senior Preferred Stock shall, until the second anniversary of the date of original issuance of such shares, unless otherwise agreed by the Company and the holders of any such certificates, bear a legend substantially to the following effect:

     "The Senior Preferred Stock evidenced hereby was originally issued in a transaction exempt from registration under Section 5 of the United States Securities Act of 1933, as amended (the "Securities Act"), and the Senior Preferred Stock evidenced hereby may not be offered, sold or otherwise transferred in the absence of such registration or an applicable exemption therefrom. Each purchaser of the Senior Preferred Stock evidenced hereby is hereby notified that the seller may be relying on the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A thereunder. The holder of the Senior Preferred Stock evidenced hereby agrees for the benefit of the Company that (A) such Senior Preferred Stock may be offered, resold, pledged or otherwise transferred, only (a) inside the United States to a person whom the seller reasonably believes is a qualified institutional buyer (as defined in Rule 144A under the Securities
     Act) in a transaction meeting the requirements of Rule 144A, (b) outside the United States to a foreign person in a transaction meeting the requirements of Rule 903 or Rule 904 of Regulation S under the Securities Act, (c) in a transaction meeting the requirements of Rule 144 under the Securities Act, (d) to the Company, (e) pursuant to an effective registration statement or (f) in accordance with another exemption from the registration requirements of the Securities Act (and based upon an opinion of counsel if the company so requests), and, in each case, in accordance with any applicable securities laws of any state of the United States or any other applicable jurisdiction and (B) the holder will, and each subsequent holder is required to, notify any purchaser from it of the Senior Preferred Stock evidenced hereby of the resale restrictions set forth in (A) above."

           The shares of Senior Preferred Stock not otherwise registered pursuant to an effective registration statement under the Securities Act shall be subject to the restrictions on transfer set forth in the legend referred to above until the second anniversary of the date of original issuance of such shares of Senior Preferred Stock.

2. DESIGNATION OF THE COMPANY'S SERIES B 10% JUNIOR REDEEMABLE CUMULATIVE PREFERRED STOCK.

     (a) Designation.

          There is hereby created out of the authorized and unissued shares of preferred stock of the Company a series of preferred stock designated as the "Series B 10% Junior Redeemable Cumulative Preferred Stock". The number of shares constituting such series shall be 175,000 shares of Junior Preferred Stock, consisting of an initial issuance of 49,000 shares of Junior Preferred Stock plus additional shares of Junior Preferred Stock which may be issued, including to pay dividends on the Junior Preferred Stock if the Company is required or permitted to pay dividends in additional shares of Junior Preferred Stock. The liquidation preference of the Junior Preferred Stock shall be $1,000 per share.

     (b) Rank.

          The Junior Preferred Stock shall, with respect to dividend distributions and distributions upon the liquidation, winding up and dissolution of the Company, rank senior to all classes of common stock of the Company, and to each other class of capital stock or series of preferred stock hereafter created by the Board of Directors the terms of which do not expressly provide that it ranks senior to or on a parity with the Junior Preferred Stock as to dividend distributions and distributions upon the liquidation, winding up and dissolution of the Company (collectively referred to with the common stock of the Company as "Junior Securities"). The Junior Preferred Stock shall, with respect to dividend distributions and distributions upon the liquidation, winding up and dissolution of the Company, rank on a parity with any class of capital stock or series of preferred stock hereafter created which expressly provides that it ranks on a parity with the Junior Preferred Stock as to dividend distributions and distributions upon the liquidation, winding up and dissolution of the Company ("Parity Securities"), provided that any such Parity Securities that were not approved by the Holders in accordance with paragraph (f)(ii)(A) hereof shall be deemed to be Junior Securities and not Parity

     Securities. The Junior Preferred Stock shall, with respect to dividend distributions and distributions upon the liquidation, winding up and dissolution of the Company, rank junior to the Senior Preferred Stock and to each class of capital stock or series of preferred stock hereafter created which has been approved by the Holders of the Junior Preferred Stock in accordance with paragraph (f)(ii)(B) and which expressly provides that it ranks senior to the Junior Preferred Stock as to dividend distributions or distributions upon the liquidation, winding up and dissolution of the Company (collectively referred to with the Senior Preferred Stock as "Senior Securities").

     (c) Dividends.

          (i) Beginning on the date of issuance of shares of the Junior Preferred Stock, the Holders of the outstanding shares of Junior Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available therefor, distributions in the form of cash dividends on each share of Junior Preferred Stock, at a rate per annum equal to 10% of the liquidation preference per share of the Junior Preferred Stock, payable quarterly, provided that if any dividend payable on any Dividend Payment Date is not declared and paid in full in cash on such Dividend Payment Date, the amount payable as dividends on such Dividend Payment Date that is not paid in cash on such Dividend Payment Date shall be paid by the Company in additional fully paid and non-assessable shares (including fractional shares, if applicable) of Junior Preferred Stock having an aggregate liquidation preference equal to the amount of such dividends (rounded to the nearest whole cent), it being understood that dividends shall begin to accrue from such Dividend Payment Date on such additional shares of Junior Preferred Stock whether such additional shares of Junior Preferred Stock are issued on such date or any later date or are never issued. The payment of a dividend by the Company in such additional shares of Junior Preferred Stock shall constitute full payment of such dividend. All dividends shall be cumulative, whether or not earned or declared, on a daily basis from the Preferred Stock Issue Date and shall be payable quarterly in arrears on each Dividend Payment Date, commencing on May 1, 1998. Each distribution in the form of a dividend (whether in cash or in additional shares of Junior Preferred Stock) shall be payable to Holders of record as they appear on the stock books of the Company on such record dates, not less than 10 nor more than 45 days preceding the related Dividend Payment Date, as shall be fixed by the Board of Directors.

          (ii) All dividends paid with respect to shares of the Junior Preferred Stock pursuant to paragraph (c)(i) shall be paid pro rata to the Holders entitled thereto.

          (iii) Nothing herein contained shall in any way or under any circumstances be construed or deemed to require the Board of Directors to declare, or the Company to pay or set apart for payment, any dividends on shares of the Junior Preferred Stock at any time.

          (iv) Dividends on account of arrears for any past Dividend Period may be declared and paid at any time, without reference to any regular Dividend Payment Date, to Holders of record on such date, not more than 45 days prior to the payment thereof, as may be fixed by the Board of Directors.

          (v) No full dividends shall be declared by the Board of Directors or paid or funds set apart for payment of dividends by the Company on any Parity Securities for any period unless full cumulative dividends shall have been or contemporaneously are declared and paid in full, or declared and (in the case of dividends payable in cash) a sum in cash set apart sufficient for such payment, on the Junior Preferred Stock for all Dividend Periods terminating on or prior to the date of payment of such full dividends on such Parity Securities. If any dividends are not paid in full, as aforesaid, upon the shares of the Junior Preferred Stock and any other Parity Securities, all dividends declared upon shares of the Junior Preferred Stock and any other Parity Securities shall be declared pro rata based on the relative liquidation preference of the Junior Preferred Stock and such Parity Securities.

           (vi) (A) Except as permitted by paragraph (l)(i) hereof, Holders of shares of the Junior Preferred Stock shall be entitled to receive the dividends provided for in paragraph (c)(i) hereof in preference to and in priority over any dividends upon any of the Junior Securities.

                (B) So long as any shares of Junior Preferred Stock are outstanding and except as permitted by paragraph (l)(i) hereof, the Company shall not (1) declare, pay or set apart for payment any dividend on any of the Junior Securities or make any payment on account of, or set apart for payment money for a sinking or other similar fund for, the purchase, redemption or other retirement of, any of the Junior Securities or any warrants, rights, calls or options exercisable for or convertible into any of the Junior Securities, or (2) make any distribution in respect thereof, either directly or indirectly, and whether in cash, obligations or shares of the Company or other property (other than distributions or dividends in Junior Securities to the holders of Junior Securities), or (3) permit any corporation or other entity directly or indirectly controlled by the Company to purchase or redeem any of the Junior Securities or any such warrants, rights, calls or options unless full cumulative dividends determined in accordance herewith have been paid in full on the Junior Preferred Stock.

          (vii) Dividends payable on shares of the Junior Preferred Stock for any period less than a year shall be computed on the basis of a 360-day year of twelve 30-day months and the actual number of days elapsed in the period for which payable. If any Dividend Payment Date occurs on a day that is not a Business Day, any accrued dividends otherwise payable on such Dividend Payment Date shall be paid on the next succeeding Business Day.

     (d) Liquidation Preference.

          (i) Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, the Holders of shares of Junior Preferred Stock then outstanding shall be entitled to be paid, out of the assets of the Company available for distribution to its stockholders, $1,000 per share of Junior Preferred Stock, plus an amount in cash equal to accumulated and unpaid dividends thereon to the date fixed for liquidation, dissolution or winding up (including an amount equal to a prorated dividend for the period from the last Dividend Payment Date to the date fixed for liquidation, dissolution or winding up) before any payment shall be made or any assets distributed to the holders of any of the Junior Securities, including, without limitation, common stock of the Company. Except as provided in the preceding sentence, Holders of shares of Junior Preferred Stock shall not be entitled to any distribution in the event of liquidation, dissolution or winding up of the affairs of the Company. If the assets of the Company are not sufficient to pay in full the liquidation payments payable to the Holders of outstanding shares of the Junior Preferred Stock and all Parity Securities, then the holders of all such shares shall share equally and ratably in such distribution of assets of the Company in accordance with the amounts which would be payable on such distribution if the amount to which the Holders of outstanding shares of Junior Preferred Stock and the holders of outstanding shares of all Parity Securities are entitled were paid in full.

          (ii) For the purposes of this paragraph (d), neither the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Company nor the consolidation or merger of the Company with or into one or more corporations or other entities shall be deemed to be a liquidation, dissolution or winding up of the affairs of the Company (unless such sale, conveyance, exchange or transfer is in connection with a liquidation, dissolution or winding up of the business of the Company).

     (e) Redemption

          (i) Optional Redemption.

                (A) The Company may (subject to contractual and other restrictions with respect thereto, including, without limitation, restrictions imposed by the Credit Agreement and the Debenture Indenture, and the legal availability of funds therefor), at the option of the Company, redeem at any time or from time to time, from any source of funds legally available therefor, in whole or in part, in the manner provided in paragraph (e)(iii) hereof, any or all of the shares of the Junior Preferred Stock, at a redemption price equal to 100% of the liquidation preference per share plus, without duplication, an amount in cash equal to all accumulated and unpaid dividends per share (including an amount in cash equal to a prorated dividend for the period from the

           Dividend Payment Date immediately prior to the Redemption Date to the Redemption Date) (the "Optional Redemption Price"), provided that no optional redemption pursuant to this paragraph (e)(i)(A) shall be authorized or made at any time when the Company is making or required to make within the next 30 days, or purchasing shares of Junior Preferred Stock under, a Change of Control Offer in accordance with the provisions of paragraph (h) of this Section 2 and provided, further, that no optional redemption of only a portion of the then outstanding shares of Junior Preferred Stock shall be authorized or made at any time when full cumulative dividends on the Junior Preferred Stock for all past Dividend Periods have not been declared and paid in full.

                (B) In the event of a redemption pursuant to this paragraph
           (e)(i) of only a portion of the then outstanding shares of the Junior Preferred Stock, the Company shall effect such redemption as it determines, pro rata according to the number of shares held by each Holder of Junior Preferred Stock or by lot, as may be determined by the Company in its sole discretion.

           (ii) Mandatory Redemption. On February 1, 2010, the Company shall redeem, subject to contractual and other restrictions with respect thereto, including, without limitation, restrictions imposed by the Credit Agreement and the Debenture Indenture, from any source of funds legally available therefor, in the manner provided in paragraph (e)(iii) hereof, all of the shares of the Junior Preferred Stock then outstanding at a redemption price equal to 100% of the liquidation preference per share, plus, without duplication, an amount in cash equal to all accumulated and unpaid dividends per share (including an amount equal to a prorated dividend for the period from the Dividend Payment Date immediately prior to the Redemption Date to the Redemption Date) (the "Mandatory Redemption Price").

           (iii) Procedures for Redemption.

                (A) At least 15 days and not more than 60 days prior to the date fixed for any redemption of the Junior Preferred Stock, written notice (the "Redemption Notice") shall be given by first-class mail, postage prepaid, to each Holder of Junior Preferred Stock of record on the record date fixed for such redemption of the Junior Preferred Stock at such Holder's address as the same appears on the stock register of the Company, provided that no failure to give such notice nor any deficiency therein shall affect the validity of the procedure for the redemption of any shares of Junior Preferred Stock to be redeemed except as to the Holder or Holders to whom the Company has failed to give said notice or except as to the Holder or Holders whose notice was defective. The Redemption Notice shall state: (1) that whether the redemption is pursuant to paragraph (e)(i) or
           (e)(ii) hereof; (2) the Optional Redemption Price or the Mandatory Redemption Price, as the case may be; (3) whether all or less than all the outstanding shares of the Junior Preferred Stock are to be redeemed and the total number of shares of the Junior Preferred Stock being redeemed; (4) the number of shares of Junior Preferred Stock held, as of the appropriate record date, by the Holder that the Company intends to redeem; (5) the date fixed for redemption; (6) that the Holder is to surrender to the Company, at the place or places where certificates for shares of Junior Preferred Stock are to be surrendered for redemption, in the manner and at the price designated, his certificate or certificates representing the shares of Junior Preferred Stock to be redeemed; and (7) that dividends on the shares of the Junior Preferred Stock to be redeemed shall cease to accrue on such Redemption Date unless the Company defaults in the payment of the Optional Redemption Price or the Mandatory Redemption Price, as the case may be.

           (B) Each Holder of Junior Preferred Stock shall surrender the certificate or certificates representing such shares of Junior Preferred Stock to the Company, duly endorsed, in the manner and at the place designated in the Redemption Notice, and on the Redemption Date the full Optional Redemption Price or the Mandatory Redemption Price, as the case may be, for such shares shall be payable in cash to the Person whose name appears on such certificate or certificates as the owner thereof, and each surrendered certificate shall be canceled and retired. In the event that less than all of the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

          (C) Unless the Company defaults in the payment in full of the applicable redemption price, dividends on the Junior Preferred Stock called for redemption shall cease to accumulate on the Redemption Date, and the Holders of such redemption shares shall cease to have any further rights with respect thereto on the Redemption Date, other than the right to receive the Optional Redemption Price or the Mandatory Redemption Price, as the case may be, without interest.

     (f) Voting Rights.

          (i) The Holders of shares of the Junior Preferred Stock, except as otherwise required under Delaware law or as set forth in paragraphs (ii) and (iii) below, shall not be entitled or permitted to vote on any matter required or permitted to be voted upon by the stockholders of the Company.

          (ii) (A) So long as any shares of the Junior Preferred Stock are outstanding, the Company shall not authorize any class of Parity Securities without the affirmative vote or consent of Holders of at least a majority of the outstanding shares of Junior Preferred Stock, voting or consenting, as the case may be, separately as one class, given in person or by proxy, either in writing or by resolution adopted at an annual or special meeting, except that without the approval of Holders of the Junior Preferred Stock, the Company may authorize and issue shares of Parity Securities in exchange for, or the proceeds of which are used to redeem or repurchase, any or all shares of Junior Preferred Stock then outstanding, provided that, in the case of Parity Securities issued in exchange for, or the proceeds of which are used to redeem or repurchase, less than all shares of Junior Preferred Stock then outstanding, (1) the aggregate liquidation preference of such Parity Securities shall not exceed the aggregate liquidation preference of, and accrued and unpaid dividends on, and expenses in connection with the refinancing of, the Junior Preferred Stock so exchanged, redeemed or repurchased, (2) such Parity Securities shall not be Disqualified Capital Stock and (3) such Parity Securities shall not be entitled to the payment of cash dividends prior to the time at which cash dividends would be permitted to be paid on the Junior Preferred Stock.

                (B) So long as any shares of the Junior Preferred Stock are outstanding, the Company shall not authorize any class of Senior Securities (other than the Senior Preferred Stock) without the affirmative vote or consent of Holders of at least a majority of the outstanding shares of Junior Preferred Stock, voting or consenting, as the case may be, separately as one class, given in person or by proxy, either in writing or by resolution adopted at an annual or special meeting; provided that nothing in the foregoing shall require the approval of Holders of Junior Preferred Stock in connection with the issuance of shares of Senior Preferred Stock in payment of dividends on Senior Preferred Stock.

                (C) So long as any shares of the Junior Preferred Stock are outstanding, the Company shall not amend this Section 2 so as to affect adversely the specified rights, preferences, privileges or voting rights of Holders of shares of Junior Preferred Stock or to authorize the issuance of any additional shares of Junior Preferred Stock (other than in payment of dividends on Junior Preferred Stock) without the affirmative vote or consent of Holders of at least a majority of the outstanding shares of Junior Preferred Stock, voting or consenting, as the case may be, separately as one class, given in person or by proxy, either in writing or by resolution adopted at an annual or special meeting. The affirmative vote or consent of Holders of at least a majority of the outstanding shares of Junior Preferred Stock, voting or consenting, as the case may be, separately as one class, whether voting in person or by proxy, either in writing or by resolution adopted at an annual or special meeting, may waive compliance with any provision of this Section 2.

                (D) Except as set forth in paragraphs (f)(ii)(A) and (f)(ii)(B) above, (1) the creation, authorization or issuance of any shares of any Junior Securities, Parity Securities or Senior Securities, or (2) the increase or decrease in the amount of authorized capital stock of any class, including Senior Preferred Stock, Junior Preferred Stock or any other series of any preferred stock, shall not require the consent of Holders of Junior Preferred Stock and shall not, unless not complying with paragraphs (f)(ii)(A) and (f)(ii)(B) above, be deemed to affect adversely the rights, preferences, privileges or voting rights of Holders of shares of Junior Preferred Stock.

          (iii) In any case in which the Holders of shares of the Junior Preferred Stock shall be entitled to vote pursuant to this paragraph (f) or pursuant to Delaware law, each Holder of shares of the Junior Preferred Stock shall be entitled to one vote for each share of Junior Preferred Stock held.

     (g) Change of Control Offer. Subject to contractual and other restrictions with respect thereto, including, without limitation, restrictions imposed by the Credit Agreement and the Debenture Indenture, upon the occurrence of a Change of Control, the Company shall make an offer (a "Change of Control Offer") to each Holder of Junior Preferred Stock to repurchase any or all of such Holder's shares of Junior Preferred Stock at a purchase price in cash equal to 100.0% of the aggregate liquidation preference thereof plus accumulated and unpaid dividends thereon, if any, to the date of repurchase (the "Change of Control Payment").

                (A) Within 30 days following any Change of Control, the Company shall mail a notice to each Holder of Junior Preferred Stock stating:
           (1) that the Change of Control Offer is being made pursuant to this paragraph (g) and that all shares of Junior Preferred Stock tendered will be accepted for payment; (2) the purchase price and the purchase date, which shall be no sooner than 30 nor later than 60 days from the date such notice is mailed (the "Change of Control Payment Date"); (3) that any shares not tendered will continue to accumulate dividends; (4) that, unless the Company defaults in the payment of the Change of Control Payment, all shares of Junior Preferred Stock accepted for payment pursuant to the Change of Control Offer shall cease to accumulate dividends after the Change of Control Payment Date; (5) that Holders electing to have any shares of Junior Preferred Stock repurchased pursuant to a Change of Control Offer will be required to surrender such shares, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the shares of Junior Preferred Stock, completed, or transfer by book-entry transfer, to the Company or its transfer agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date; (6) that Holders will be entitled to withdraw their election if the Company or the transfer agent, as the case may be, receives, not later than the close of business on the third Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the number of shares of Junior Preferred Stock delivered for repurchase, and a statement that such Holder is withdrawing his election to have such shares repurchased; and (7) that Holders whose shares of Junior Preferred Stock are being repurchased only in part will be issued new shares of Junior Preferred Stock equal in liquidation preference to the unpurchased portion of the shares of Junior Preferred Stock surrendered (or transferred by book-entry transfer), which unpurchased portion must be equal to $1,000 in liquidation preference or an integral multiple thereof.

                (B) On the Change of Control Payment Date, the Company shall, to the extent lawful, (1) accept for payment all shares of Junior Preferred Stock or portions thereof properly tendered pursuant to the Change of Control Offer, (2) deposit with the Company or its transfer agent an amount equal to the Change of Control Payment in respect of all shares of Junior Preferred Stock or portions thereof so tendered, and (3) deliver or cause to be delivered to the transfer agent the shares of Junior Preferred Stock so accepted together with an Officers' Certificate stating the aggregate liquidation preference of such Junior Preferred Stock or portions thereof being repurchased by the Company. The Company or its transfer agent, as the case may be, shall promptly mail to each Holder of shares of Junior Preferred Stock so tendered the Change of Control Payment for such shares or portions thereof. The Company shall promptly issue a certificate representing shares of Junior Preferred Stock and mail (or cause to be transferred by book entry) to each Holder a new certificate representing shares of Junior Preferred Stock equal in liquidation preference to any unpurchased portion of such shares surrendered by such Holder, if any; provided, that each such certificate shall have a liquidation preference of $1,000 or an integral multiple thereof. The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

                (C) The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of shares of Junior Preferred Stock in connection with a Change of Control.

                (D) The Company's obligations with respect to a Change of Control Offer shall be satisfied to the extent actually performed by a third party in accordance with the terms of this paragraph (g).

     (h) Conversion or Exchange.

          The Holders of shares of Junior Preferred Stock shall not have any rights hereunder to convert such shares into or exchange such shares for shares of any other class or classes or of any other series of any class or classes of Capital Stock of the Company.

     (i) Preemptive Rights.

          No shares of Junior Preferred Stock shall have any rights of preemption whatsoever as to any securities of the Company, or any warrants, rights or options issued or granted with respect thereto, regardless of how such securities or such warrants, rights or options may be designated, issued or granted.

     (j) Reissuance of Junior Preferred Stock.

          Shares of Junior Preferred Stock that have been issued and reacquired in any manner, including shares purchased or redeemed or exchanged, shall (upon compliance with any applicable provisions of the laws of Delaware) have the status of authorized but unissued shares of preferred stock of the Company undesignated as to series and may be designated or redesignated and issued or reissued, as the case may be, as part of any series of preferred stock of the Company (including without limitation as Junior Preferred Stock).

     (k) Business Day.

          If any payment, redemption or exchange shall be required by the terms of this Section 2 to be made on a day that is not a Business Day, such payment, redemption or exchange shall be made on the immediately succeeding Business Day.

     (l) Certain Additional Provisions.

          (i) Restricted Payments.

          The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly make any Restricted Payment, unless, at the time of such Restricted Payment: (1) no Default Event shall have occurred and be continuing or would occur as a consequence thereof; and (2) such Restricted Payment, together with the aggregate of all other Restricted Payments made by the Company and its Subsidiaries after the Preferred Stock Issue Date, does not exceed the sum (the "Basket") of (a) (i) Consolidated EBITDA of the Company for the period (taken as one accounting period), commencing on the first day of the first fiscal quarter commencing on or prior to the Preferred Stock Issue Date, to and including the last day of the fiscal quarter ended immediately prior to the date of each such calculation (or, in the event Consolidated EBITDA for such period is a deficit, then minus such deficit) less (ii) 150% of Consolidated Fixed Charges for such period, plus (b) the aggregate Net Cash Proceeds received by the Company from the sale of the Company's Qualified Capital Stock (other than in each case (i) to a Subsidiary of the Company), (ii) to the extent applied in connection with a Qualified Exchange and (iii) to the extent applied to repurchase Capital Stock pursuant to clause (b) of the definition of Other Permitted Payments after the Preferred Stock Issue Date. The foregoing provisions of this paragraph (m)(i) shall not prohibit the following Restricted Payments:
     (A) a Qualified Exchange; (B) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of this Section 1; and (C) Other Permitted Payments. The full amount of any Restricted Payment made pursuant to clause (B) of the immediately preceding sentence (but not pursuant to clauses (A) or (C)) of the immediately preceding sentence, however, will be deducted in the calculation of the aggregate amount of Restricted Payments available to be made pursuant to the Basket.

          (ii) Reports.

          So long as any shares of Junior Preferred Stock are outstanding, the Company shall furnish to each Holder (at such Holder's address listed in register of Junior Preferred Stock maintained by the transfer agent and registrar of the Junior Preferred Stock): (i) beginning at the end of the Company's first fiscal year ending after the Preferred Stock Issue Date, all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file such forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by the Company's certified independent accountants, and (ii) all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports.

     (m) Subordination.

          (i) Agreement to Subordinate. Any and all payments and distributions at any time declared or due on account of the Junior Preferred Stock, including, without limitation, dividend, redemption and change of control payments ("Preferred Stock Payments") shall be subordinated in right of payment to the payment in full in cash or cash equivalents of all Senior Indebtedness whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed, and that such subordination is for the benefit of the holders of Senior Indebtedness. For purposes of this paragraph (m), the term "Senior Indebtedness" means (a) indebtedness of the Company arising under the Credit Agreement and (b) the Discount Debentures.

          (ii) Relative Rights. Upon any distribution of assets of the Company, winding up, total or partial liquidation or reorganization of the Company, whether voluntary or involuntary, the holders of all Senior Indebtedness shall be entitled to receive payment on such Senior Indebtedness in full in cash or cash equivalents before the holders of Junior Preferred Stock shall be entitled to receive any Preferred Stock Payments. No payment (by set-off or otherwise) may be made by or on behalf of the Company with respect to Preferred Stock Payments for cash or property, (x) upon the maturity of any Senior Indebtedness of the Company by lapse of time, acceleration or otherwise, unless and until all principal of, premium, if any, and the interest on and fees in respect of such Senior Indebtedness are paid in full in cash or cash equivalents, (y) when such payment is prohibited by the indenture or credit agreement relating to the Senior Indebtedness and
     (z) in the event of default in the payment of any principal of, premium, if any, or interest on and fees in respect of Senior Indebtedness of the Company when it becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise (a "Payment Default"), unless and until such Payment Default has been cured or waived or otherwise has ceased to exist.

          (iii) When Amounts Must be Paid Over. In the event that, notwithstanding the other provisions of this Certificate of Designations, a Holder receives any Preferred Stock Payment at a time when such Holder has actual knowledge that such payment or distribution is prohibited by this paragraph (m) or the indenture or credit agreement relating to the Senior Indebtedness, such Preferred Stock Payment shall be held by the Holders in trust for the benefit of, and shall be paid forthwith over and delivered, upon written request, to, the Holders of Senior Indebtedness remaining unpaid or unprovided for, or to the trustee or trustees under the indenture relating to the Senior Indebtedness, ratably according to aggregate principal amounts remaining unpaid on account of such Senior Indebtedness held or represented by such, for application to the payment of all obligations with respect to Senior Indebtedness remaining unpaid, to the extent necessary to pay or to provide for the payment of all such obligations in full in cash or cash equivalents in accordance with their terms, after giving effect to any concurrent payment or distribution to or for Holders of Senior Indebtedness.

     (n) Definitions and Interpretation.

          (i) Definitions. As used in this Section 2, the following terms shall have the following meanings, unless the context otherwise requires:

          "Acquisition" means the acquisition of the Business by the Company and its Subsidiaries in accordance with the provisions of the Acquisition Agreement.

          "Acquisition Agreement" means, collectively: that certain Asset Purchase Agreement dated as of November 21, 1997 by and among the Company, Green Equity Investors, II, L.P., (for limited purposes) Liberty Group Operating, Inc., Hollinger International Inc., APAC-90, Inc., American Publishing (1991) Inc. and APAC-95, Inc. and that certain Asset Purchase Agreement dated as of November 21, 1997 among the same parties plus American Publishing Company of Illinois.

          "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, the term "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, directly or through one or more intermediaries, whether through the ownership of voting securities, by contract, or otherwise, provided, that, with respect to ownership interest in the Company and its Subsidiaries, a Beneficial Owner of 10% or more of the total voting power normally entitled to vote in the election of directors, managers or trustees, as applicable, shall for such purposes be deemed to constitute control.

          "Asset Sale" means, with respect to any specified Person, the following: (i) (A) the sale, lease, conveyance or other disposition by such Person of any assets (including, without limitation, by way of a sale and leaseback) or (B) the issue or sale by such Person or any of its Subsidiaries of Equity Interests of any of such Person's Subsidiaries, and
     (ii) which occurs in a single transaction or a series of related transactions.

          "Beneficial Owner" or "beneficial owner" for purposes of the definition of Change of Control and Affiliate has the meaning attributed to it in Rules 13d-3 and 13d-5 under the Exchange Act (as in effect on the Preferred Stock Issue Date), whether or not applicable.

          "Board of Directors" means the Board of Directors of the Company.

          "Business" means the business the assets of which were (or are to be) purchased pursuant to the Asset Purchase Agreement (on a collective basis).

          "Business Day" means any day other than a Legal Holiday.

          "Capital Stock" means, with respect to any corporation, any and all shares, interests, rights to purchase (other than convertible or exchangeable Indebtedness that is not itself otherwise capital stock), warrants, options, participations or other equivalents of or interests (however designated) in stock issued by that corporation.

          "Capitalized Lease Obligation" means, as to any person, the obligations of such person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

          "Cash Equivalent" means (a) securities issued or directly and fully guaranteed or insured by the United States government, or any agency or instrumentality thereof, having maturities of not more than one year from the date of acquisition thereof; (b) marketable general obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition thereof, having a credit rating of "A" or better from either Standard & Poor's Ratings Group or Moody's Investors Service, Inc.; (c) certificates of deposit, time deposits, eurodollar time deposits, overnight bank deposits or bankers' acceptances having maturities of not more than one year from the date of acquisition thereof of any domestic commercial bank, the long-term debt of which is rated at the time of acquisition thereof at least "A" or the equivalent thereof by either Standard & Poor's Ratings Group or Moody's Investors Service, Inc. and having capital and surplus in excess of $500,000,000; (d) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (a), (b) and (c) above entered into with any bank meeting the qualifications specified in clause (c) above; (e) commercial paper rated at the time of acquisition thereof at least A-2 or the equivalent thereof by Standard & Poor's Ratings Group or P-2 or the equivalent thereof by Moody's Investors Service, Inc., or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of investments, and in either case maturing within 270 days after the date of acquisition thereof; and (f) interests in any investment company which invests solely in instruments of the type specified in clauses (a) through (e) above.

          "Certificate of Incorporation" means the Company's Certificate of Incorporation.

          "Change of Control" (i) any merger or consolidation of the Company with or into any person or any sale, transfer or other conveyance, whether direct or indirect, of all or substantially all of the assets of the Company on a consolidated basis, in one transaction or a series of related transactions, if, immediately after giving effect to such transaction(s), any "person" or "group" (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable), other than any Excluded Person or Excluded Persons, is or becomes the Beneficial Owner, directly or indirectly, of more than 50% of the total voting power in the aggregate normally entitled to vote in the election of directors, managers or trustees, as applicable, of the transferee(s) or surviving entity or entities, (ii) any "person" or "group," other than any Excluded Person or Excluded Persons, becomes the Beneficial Owner, directly or indirectly, of more than 50% of the total voting power in the aggregate of all classes of Capital Stock of the Company then outstanding normally entitled to vote in elections of directors, or (iii) during any period of 12 consecutive months after the Preferred Stock Issue Date, individuals who at the beginning of any such 12-month period constituted the Board of Directors of the Company (together, in each case, with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Company was approved by LGP or a Related Party of LGP or by the Excluded Persons or by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office, as applicable.

          "Company" means this corporation.

          "consolidated" means, with respect to the Company, the consolidated accounts of its Subsidiaries with those of the Company, all in accordance with GAAP; provided that "consolidated" will not include consolidation of the accounts of any Unrestricted Subsidiary with the accounts of the Company.

          "Consolidated EBITDA" means, with respect to any person, for any period, the Consolidated Net Income of such person for such period adjusted to add thereto (to the extent deducted from net revenues in determining Consolidated Net Income), without duplication, the sum of (i) consolidated income taxes, (ii) consolidated depreciation and amortization (including amortization of debt issuance costs in connection with any Indebtedness of such person and its Subsidiaries), (iii) Consolidated Fixed Charges and
     (iv) all other non-cash charges; provided that consolidated income taxes, depreciation and amortization of a Subsidiary of such person that is less than wholly owned shall only be added to the extent of the equity interest of such person in such Subsidiary.

          "Consolidated Fixed Charges" of any person means, for any period, the aggregate amount (without duplication and determined in each case in accordance with GAAP) of (a) interest expensed or capitalized, paid, accrued, or scheduled to be paid or accrued (including, in accordance with the following sentence, interest attributable to Capitalized Lease Obligations) of such person and its Consolidated Subsidiaries during such period, excluding amortization of debt issuance costs incurred in connection with the Discount Debentures, the Senior Subordinated Notes or the Credit Agreement but including (i) original issue discount and non-cash interest payments or accruals on any Indebtedness, (ii) the interest portion of all deferred payment obligations, and (iii) all commissions, discounts and other fees and charges owed with respect to bankers' acceptances and letters of credit financings and currency and Interest Swap and

     Hedging Obligations, in each case to the extent attributable to such period, and (b) the amount of cash dividends paid by such person or any of its Consolidated Subsidiaries in respect of preferred stock (other than by Subsidiaries of such person to such person or such person's wholly owned Subsidiaries). For purposes of this definition, (x) interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by the Company to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP and (y) to the extent such expense would result in a liability upon the consolidated balance sheet of such person in accordance with GAAP, interest expense attributable to any Indebtedness represented by the guaranty by such person or a Subsidiary of such person of an obligation of another person shall be deemed to be the interest expense attributable to the Indebtedness guaranteed. Notwithstanding the foregoing, Consolidated Fixed Charges shall not include costs, fees and expenses incurred in connection with the Acquisition, and any non-cash charge or expense associated with the write-off of deferred debt issuance costs associated with the Credit Agreement, the Senior Subordinated Notes or the Discount Debentures.

          "Consolidated Net Income" means, with respect to any Person for any period, the net income (or loss) of such Person and its Consolidated Subsidiaries (determined on a consolidated basis in accordance with GAAP) for such period, adjusted to exclude (only to the extent included in computing such net income (or loss) and without duplication): (a) all gains and losses which are either extraordinary (as determined in accordance with GAAP) or are either unusual or nonrecurring (including any gain from the sale or other disposition of assets outside the ordinary course of business or from the issuance or sale of any Capital Stock), (b) the net income, if positive, of any person, other than a Consolidated Subsidiary, in which such person or any of its Consolidated Subsidiaries has an interest, except to the extent of the amount of any dividends or distributions actually paid in cash to such person or a Consolidated Subsidiary of such person during such period, but in any case not in excess of such person's pro rata share of such person's net income for such period, (c) the net income or loss of any person acquired in a pooling of interests transaction for any period prior to the date of such Acquisition, (d) the net income, if positive, of any of such person's Consolidated Subsidiaries in the event and solely to the extent that the declaration or payment of dividends or similar distributions is not at the time permitted by operation of the terms of its charter or bylaws or any other agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Consolidated Subsidiary, (e) the effects of changes in accounting principles, (f) any non-cash compensation expense in connection with the exercise of, grant to or repurchase from officers, directors and employees of stock, stock options or stock equivalents, (g) any non-cash charge or expense associated with the write-off of deferred debt issuance costs associated with the Credit Agreement, the Senior Subordinated Notes or the Discount Debentures, and (h) costs, fees and expenses incurred in connection with the Acquisition.

          "Consolidated Subsidiary" means, for any person, each Subsidiary of such person (whether now existing or hereafter created or acquired) the financial statements of which are consolidated for financial statement reporting purposes with the financial statements of such person in accordance with GAAP.

          "Credit Agreement" means the one or more credit agreements (including, without limitation, the Credit Agreement dated as of January 27, 1998 by and among Liberty Group Operating, Inc., Liberty Group Publishing, Inc., Citicorp USA, Inc., as administrative agent and the other parties named therein) entered into by and among the Company, certain of its subsidiaries (if any) and certain financial institutions, which provide for in the aggregate one or more term loans and/or revolving credit and letter of credit facilities, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, as such credit agreement and/or related documents may be amended, restated, supplemented, renewed, replaced or otherwise modified from time to time whether or not with the same agent, trustee, representative lenders or holders, and, subject to the proviso to the next succeeding sentence irrespective of any changes in the terms and conditions thereof. Without limiting the generality of the foregoing, the term "Credit Agreement" shall include any amendment, amendment and restatement, renewal, extension, restructuring, supplement or modification to any such credit agreement and all refundings, refinancings and replacements of any such credit agreement, including any agreement (i) extending the maturity of any Indebtedness incurred thereunder or contemplated thereby, (ii) adding or deleting borrowers or guarantors thereunder, so long as borrowers and issuers include one or more of the Company and its Subsidiaries and their respective successors and assigns, (iii) increasing the amount of Indebtedness incurred thereunder or available to be borrowed thereunder, or (iv) otherwise altering the terms and conditions thereof in a manner not prohibited by the terms hereof.

          "Debenture Indenture" means the Indenture, pursuant to which the Discount Debentures will be issued.

          "Default Event" means any of the following events: (1) any time when the Company fails to make a mandatory redemption of the Senior Preferred Stock when required (whether or not any contractual or other restrictions apply to such redemption) pursuant to paragraph (e)(ii) hereof; or (2) any time when the Company fails to make an offer to repurchase all of the outstanding shares of Senior Preferred Stock following a Change of Control, if such offer to repurchase is required to be made pursuant to paragraph
     (g)(i) hereof (whether or not any contractual or other restrictions apply to such redemption).

          "Discount Debentures" means the 115/8% Senior Discount Debentures due 2009 of the Company to be issued pursuant to the Debenture Indenture.

          "Disqualified Capital Stock" means (a) except as set forth in (b), with respect to any person, any Equity Interest of such person that, by its terms or by the terms of any security into which it is convertible, exercisable or exchangeable, is, or upon the happening of an event or the passage of time or both would be, required to be redeemed or repurchased (including at the option of the holder thereof) by such person or any of its Subsidiaries, in whole or in part, on or prior to the Stated Maturity of the Discount Debentures and (b) with respect to any Subsidiary of such person (including with respect to any Subsidiary of the Company), any Equity Interests other than any common equity with no preference, privileges, or redemption or repayment provisions and preferred equity owned by the Company or one of its Subsidiaries.

          "Dividend Payment Date" means February 1, May 1, August 1 and November 1.

          "Dividend Period" means the Initial Dividend Period and, thereafter, each Quarterly Dividend Period.

          "Equity Interest" of any Person means any shares, interests, participations or other equivalents (however designated) in such Person's equity, and shall in any event include any Capital Stock issued by, or partnership or membership interests in, such Person.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

          "Excluded Person" means GEI and its Related Parties.

          "Exempted Affiliate Transaction" means (a) compensation, indemnification and other benefits paid or made available (x) pursuant to the employment agreements between the Company and members of its senior management, (y) for or in connection with services actually rendered to the Company and comparable to those generally paid or made available by entities engaged in the same or similar businesses (including reimbursement or advancement of reasonable out-of-pocket expenses and loans to officers, directors and employees (i) in the ordinary course of business and (ii) to purchase Company Common Stock in an amount not to exceed $1.0 million, (b) transactions, expenses and payments in connection with the Acquisition, (c) any Restricted Payments or other payments or transactions expressly permitted under paragraph l(i) hereof, (d) payments to LGP for management services under the Management Services Agreement in an amount not to exceed $1.5 million in any fiscal year, plus reimbursement of reasonable out-of-pocket costs and expenses, (e) payments to LGP for reasonable and customary fees and expenses for financial advisory and investment banking services provided to the Company in connection with major financial transactions, and (f) transactions between or among the Company and its Subsidiaries or between or among Subsidiaries of the Company, provided that any ownership interest in any such Subsidiary which is not beneficially owned directly or indirectly by the Company or any


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





     of its Subsidiaries is not beneficially owned by an Affiliate of the Company other than by virtue of the direct or indirect ownership interest in such Subsidiary held (in the aggregate) by the Company and/or one or more of its Subsidiaries.

          "GAAP" means United States generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession in the United States as in effect on the Preferred Stock Issue Date.

          "GEI" means Green Equity Investors II, L.P.

          "Holder" means a Person in whose name a share of Junior Preferred Stock is registered.

          "Indebtedness" of any person means, without duplication, (a) all liabilities and obligations, contingent or otherwise, of any such Person, to the extent such liabilities and obligations would appear as a liability upon the consolidated balance sheet of such person in accordance with GAAP,
     (i) in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such person or only to a portion thereof),
     (ii) evidenced by bonds, notes, debentures or similar instruments, (iii) representing the balance deferred and unpaid of the purchase price of any property or services, except those incurred in the ordinary course of its business that would constitute ordinarily a trade payable to trade creditors; (b) all liabilities and obligations, contingent or otherwise, of such person (i) evidenced by bankers' acceptances or similar instruments issued or accepted by banks, (ii) relating to any Capitalized Lease Obligation, or (iii) evidenced by a letter of credit or a reimbursement obligation of such person with respect to any letter of credit; (c) all net obligations of such person under Interest Swap and Hedging Obligations; (d) all liabilities and obligations of others of the kind described in the preceding clauses (a), (b) or (c) that such person has guaranteed or that is otherwise its legal liability or which are secured by one or more Liens on any assets or property of such Person; provided that if the liabilities or obligations which are secured by a Lien have not been assumed in full by such Person or are not such Person's legal liability in full, the amount of such Indebtedness for the purposes of this definition shall be limited to the lesser of the amount of such Indebtedness secured by such Lien or the fair market value of the assets or property securing such Lien; (e) any and all deferrals, renewals, extensions, refinancing and refundings (whether direct or indirect) of, or amendments, modifications or supplements to, any liability of the kind described in any of the preceding clauses (a), (b),
     (c) or (d), or this clause (e), whether or not between or among the same parties; and (f) all Disqualified Capital Stock of such person (measured at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends). For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value to be determined in good faith by the board of directors of the issuer (or managing general partner of the issuer) of such Disqualified Capital Stock.

          "Interest Swap and Hedging Obligation" means any obligation of any person pursuant to any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate exchange agreement, currency exchange agreement or any other agreement or arrangement designed to protect against fluctuations in interest rates or currency values, including, without limitation, any arrangement whereby, directly or indirectly, such person is entitled to receive from time to time periodic payments calculated by applying either a fixed or floating rate of interest on a stated notional amount in exchange for periodic payments made by such person calculated by applying a fixed or floating rate of interest on the same notional amount.

          "Investment" by any Person in any other Person means (without duplication) (a) the acquisition (whether by purchase, merger, consolidation or otherwise) by such Person (whether for cash, property, services, securities or otherwise) of capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities, including any options or warrants, of such other person or any agreement to make any such acquisition; (b) the making by such Person of any deposit with, or advance, loan or other extension of credit to, such other Person (including the purchase of property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such property to such other Person) or any commitment to make any such advance, loan or extension (but excluding accounts receivable, endorsements for collection or deposits arising in the ordinary course of business); (c) other than guarantees of Indebtedness of the Company or any Subsidiary; (d) the making of any capital contribution by such person to such other person; and (e) the designation by the Board of Directors of the Company of any person to be an Unrestricted Subsidiary. The Company shall be deemed to make an Investment in an amount equal to the fair market value of the net assets of any subsidiary (or, if neither the Company nor any of its Subsidiaries has theretofore made an Investment in such subsidiary, in an amount equal to the Investments being made), at the time that such subsidiary is designated an Unrestricted Subsidiary, and any property transferred to an Unrestricted Subsidiary from the Company or a Subsidiary of the Company shall be deemed an Investment valued at its fair market value at the time of such transfer. The amount of any such Investment shall be reduced by any liabilities or obligations of the Company or any of its Subsidiaries to be assumed or discharged in connection with such Investment by an entity other than the Company or any of its Subsidiaries. For purposes of clarification and greater certainty, the designation of a newly formed subsidiary as an Unrestricted Subsidiary shall not constitute an Investment.

          "Junior Preferred Stock" means the Company's Series B 10% Junior Redeemable Cumulative Preferred Stock, par value $0.01 per share, with a liquidation preference of $1,000 per share, consisting of 175,000 shares.

          "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in the Company's principal place of business, the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

          "LGP" means Leonard Green & Partners, L.P.

          "Lien" means any mortgage, charge, pledge, lien (statutory or otherwise), privilege, security interest, hypothecation or other encumbrance upon or with respect to any property of any kind, real or personal, movable or immovable, now owned or hereafter acquired.

          "Management Services Agreement" means that certain Management Services Agreement dated as of the Closing Date by and between LGP, on the one hand, and the Company and/or its Subsidiaries, on the other hand, providing for certain annual fees, expenses and reimbursements to be paid to LGP, as such Management Services Agreement may be amended from time to time.

          "Net Cash Proceeds" means the aggregate amount of cash or Cash Equivalents received by the Company in the case of a sale of Qualified Capital Stock and by the Company and its Subsidiaries in respect of an Asset Sale plus, in the case of an issuance of Qualified Capital Stock upon any exercise, exchange or conversion of securities (including options, warrants, rights and convertible or exchangeable debt) of the Company that were issued for cash on or after the Preferred Stock Issue Date, the amount of cash originally received by the Company upon the issuance of such securities (including options, warrants, rights and convertible or exchangeable debt) less, in each case, the sum of all payments, fees, commissions and (in the case of Asset Sales, reasonable and customary) expenses (including, without limitation, the fees and expenses of legal counsel and investment banking fees and expenses) incurred in connection with such Asset Sale or sale of Qualified Capital Stock, and, in the case of an Asset Sale only, less (i) the amount (estimated reasonably and in good faith by the Company) of income, franchise, sales and other applicable taxes required to be paid by the Company or any of its respective Subsidiaries in connection with such Asset Sale, (ii) the amounts of any repayments of Indebtedness secured, directly or indirectly, by Liens on the assets which are the subject of such Asset Sale or Indebtedness associated with such assets which is due by reason of such Asset Sale (i.e., such disposition is permitted by the terms of the instruments evidencing or applicable to such Indebtedness, or by the terms of a consent granted thereunder, on the condition that the proceeds (or portion thereof) of such disposition be applied to such Indebtedness), and other fees, expenses and other expenditures, in each case, reasonably incurred as a consequence of such repayment of Indebtedness (whether or not such fees, expenses or expenditures are then due and payable or made, as the case may be); (iii) all amounts deemed appropriate by the Company (as evidenced by a signed certificate of the Chief Financial Officer of the Company delivered to the Holders) to be provided as a reserve, in accordance with GAAP, against any liabilities associated with such assets which are the subject of such Asset Sale; and (iv) with respect to Asset Sales by Subsidiaries of the Company, the portion of such cash payments attributable to persons holding a minority interest in such Subsidiary.

          "obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

          "Other Permitted Payments" means, without duplication, (a) the payments provided for by clauses (a), (d) and (e) of the definition of "Exempted Affiliate Transaction"; (b) the repurchase of common stock, stock options and stock equivalents of the Company held by former directors, officers or employees of the Company or any of its Subsidiaries ("Management Stock Repurchases") in an aggregate amount not to exceed in any fiscal year $1.0 million, plus the amount of any net cash proceeds to the Company from (I) sales of Capital Stock of the Company to management employees subsequent to the Preferred Stock Issue Date (provided further that the amount of any such net cash proceeds to the Company to the extent used for Management Stock Repurchases will be excluded from the calculation of the available Basket pursuant to paragraph (l)(i)); and (II) any key-person life insurance policies, in either case, to the extent utilized for Management Stock Repurchases; provided, that any amount not so paid in any fiscal year may be paid in future fiscal years; and (c) Restricted Payments in an aggregate amount not to exceed $4.0 million.

          "Permitted Affiliate Transaction" means any Exempt Affiliate Transaction and any other contract, agreement, arrangement or transaction between the Company or any of its Subsidiaries with any Affiliate (an "Affiliate Transaction") or any series of related Affiliate Transactions the terms of which are fair and reasonable to the Company or such Subsidiary, as the case may be, and are at least as favorable as the terms which could reasonably be expected to be obtained by the Company or such Subsidiary, as the case may be, in a comparable transaction made on an arm's length basis with persons who are not Affiliates; provided that in connection with any Affiliate Transaction or series of related Affiliate Transactions (other than Exempted Affiliate Transactions) (1) involving consideration to either party in excess of $1.5 million, the Company must deliver an Officer's Certificate to the Holders, stating that the terms of such Affiliate Transaction are fair and reasonable to the Company, and no less favorable to the Company than could reasonably be expected to have been obtained in an arm's length transaction with a non-Affiliate, and (2) involving consideration to either party in excess of $7.5 million, the Company must also, prior to consummation thereof, obtain a favorable written opinion as to the fairness of such transaction to the Company from a financial point of view from an independent investment banking firm of national reputation or, if pertaining to a matter for which such investment banking firms do not customarily render such opinions, an appraisal or valuation firm of national reputation; provided further, that these requirements shall not apply to the sale or purchase of products or services by the Company or its Subsidiaries to or from any Affiliate of LGP or any Related Party thereof, which sale or purchase is in the ordinary course of business and in accordance with industry practice.

          "Permitted Investment" means Investments in (a) any of the Discount Debentures; (b) Cash Equivalents; (c) intercompany notes, provided that Indebtedness under any such notes of a Subsidiary shall be deemed to be a Restricted Investment if such person ceases to be a Subsidiary; (d) Investments in the form of promissory notes of members of the Company's management not to exceed $1.0 million in principal amount at any time outstanding solely in consideration of the purchase by such persons of Qualified Capital Stock of the Company; (e) Investments by the Company or any Subsidiary in any person that is or immediately after such Investment becomes a Subsidiary, or immediately after such Investment merges or consolidates into the Company or any Subsidiary, provided that such person is engaged in all material respects in a Related Business; (f) Investments in the Company by any Subsidiary, provided that in the case of Indebtedness constituting any such Investment, such Indebtedness shall be unsecured and subordinated in all respects to the Company's obligations under the Discount Debentures; (g) Investments in securities of trade creditors or customers received in settlement of obligations that arose in the ordinary course of business or pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers; (h) Investments by the Company outstanding on the Preferred Stock Issue Date; (i) transactions or arrangements with officers or directors of the Company or any Subsidiary entered into in the ordinary course of business (including compensation or employee benefit arrangements with any officer or director of the Company or any Subsidiary which are Permitted Affiliate Transactions); (j) Investments in persons (other than Affiliates of the Company) received as consideration from Asset Sales; (k) additional Investments at any time outstanding not to exceed the sum of (i) $5.0 million and (ii) the cumulative gain (net of taxes and all payments, fees, commissions and expenses incurred in such sale or disposition) realized by the Company and its Subsidiaries in cash or Cash Equivalents on the sale or other disposition after the Preferred Stock Issue Date of Investments (including Permitted Investments and Restricted Investments) made after the Preferred Stock Issue Date in accordance with the Indenture (but only to the extent that such gain is excluded from the net income of the Company and the Consolidated Subsidiaries by the definition of Consolidated Net Income); and (l) the acquisition of Equity Interests of a Person engaged in a Related Business, other than a Person described in clause (e), through the issuance of Common Stock of the Company.

          "Person" means any individual, corporation, partnership, joint venture, association, limited liability company, joint-stock company, trust, unincorporated organization or government or agency or political subdivision thereof (including any subdivision or ongoing business of any such entity or substantially all of the assets of any such entity, subdivision or business).

          "Preferred Stock Issue Date" means the date on which the Junior Preferred Stock is originally issued by the Company under this Section 2.

          "Qualified Capital Stock" means any Equity Interest that is not Disqualified Capital Stock.

          "Qualified Exchange" means any legal defeasance, redemption, retirement, repurchase or other acquisition of Capital Stock or Indebtedness of the Company issued on or after the Preferred Stock Issue Date with the Net Cash Proceeds received by the Company from the substantially concurrent sale of its Qualified Capital Stock or any exchange of Qualified Capital Stock of the Company for any Capital Stock or Indebtedness of the Company issued on or after the Issue Date.

          "Quarterly Dividend Period" shall mean the quarterly period commencing on each February 1, May 1, August 1 and November 1 and ending on the day before the following Dividend Payment Date.

          "Redemption Date" with respect to any shares of Junior Preferred Stock, means the date on which such shares of Junior Preferred Stock are redeemed by the Company.

          "Related Business" means the business conducted (or proposed to be conducted, including the activities referred to as being contemplated by the Company, as described or referred to in this Offering Memorandum) by the Company as of the Issue Date and any and all businesses that in the good faith judgment of the Board of Directors of the Company are reasonably related businesses, including reasonably related extensions thereof.

          "Related Party" means any partnership or corporation which is managed by or controlled by LGP or any Affiliate thereof.

          "Restricted Investment" means, in one or a series of related transactions, any Investment, other than investments in Cash Equivalents and other Permitted Investments; provided, however, that a merger of another person with or into the Company or a Subsidiary in accordance with the terms of the Indenture shall not be deemed to be a Restricted Investment so long as the surviving entity is the Company or a direct wholly owned Subsidiary.

          "Restricted Payment" means, (a) the declaration or payment of any dividend or other distribution in respect of Junior Securities or Equity Interests of the Company or any of the Company's Subsidiaries, (b) any payment on account of the purchase, redemption or other acquisition or retirement for value of Junior Securities or Equity Interests of the Company or any of the Company's Subsidiaries, and (c) any Restricted Investment by such person; provided, however, that the term "Restricted Payment" does not include (i) any dividend, distribution or other payment on or with respect to Equity Interests of the Company to the extent payable solely in shares of Qualified Capital Stock of the Company; (ii) any dividend, distribution or other payment to the Company, or to any of its Subsidiaries , by the Company or any of its Subsidiaries; (iii) payments made pursuant to the Acquisition; (iv) Permitted Investments; or (v) pro rata dividends and other distributions on Equity Interests of any Subsidiary by such Subsidiary.

          "Restricted Investment" means an Investment other than a Permitted Investment.

          "SEC" means the Securities and Exchange Commission.

          "Senior Subordinated Notes" means the 9 3/8% Senior Subordinated Notes due 2008 of Liberty Group Operating, Inc., a subsidiary of the Company.

          "Senior Preferred Stock" means the Company's Series A 14 3/4% Senior Redeemable Exchangeable Cumulative Preferred Stock, par value $0.01 per share, with a liquidation preference of $25 per share, consisting of 21,000,000 shares.

          "Stated Maturity," when used with respect to any Discount Debenture, means February 1, 2009.

          "Subsidiary" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50.0% of the total voting power of the Equity Interests entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

          "Unrestricted Subsidiary" means any subsidiary of the Company that does not own any Capital Stock of, or own or hold any Lien on any property of the Company or any other Subsidiary of the Company and that, at the time of determination, shall be an Unrestricted Subsidiary (as designated by the Board of Directors of the Company); provided, that (i) such subsidiary shall not engage, to any substantial extent, in any line or lines of business activity other than a Related Business and (ii) neither immediately prior thereto nor after giving pro forma effect to such designation would there exist a Default Event. The Board of Directors of the Company may designate any Unrestricted Subsidiary to be a Subsidiary, provided that no Default Event is existing or will occur as a consequence thereof. Each such designation shall be evidenced by delivering to the Holders a certified copy of the resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions.

          "wholly owned Subsidiary" of any Person means a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares and shares in non-U.S. companies required by local law to be owned by local residents) shall at the time be owned (i) by such Person, (ii) by one or more wholly owned Subsidiaries of such Person or (iii) by such Person and one or more wholly owned Subsidiaries of such Person.

          (ii) Interpretation. For the purposes of this Certificate of
     Designations: (x) words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other gender as the context requires and (y) the word "including" and words of similar import shall mean "including, without limitation," unless the context otherwise requires or unless otherwise specified.



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





     (o) Transfer Restrictions.

          If certificated, the certificates evidencing shares of Junior Preferred Stock shall, until the second anniversary of the date of original issuance of such shares, unless otherwise agreed by the Company and the holders of any such certificates, bear a legend substantially to the following effect:

                 "The Junior Preferred Stock evidenced hereby was originally issued in a transaction exempt from registration under Section 5 of the United States Securities Act of 1933, as amended (the "Securities Act"), and the Junior Preferred Stock evidenced hereby may not be offered, sold or otherwise transferred in the absence of such registration or an applicable exemption therefrom. In connection with any transfer, the holder will deliver to the registrar and transfer agent such certificates and other information as it may reasonably require to confirm that the transfer complies with the foregoing restrictions."

     The shares of Junior Preferred Stock not otherwise registered pursuant to an effective registration statement under the Securities Act shall be subject to the restrictions on transfer set forth in the legend referred to above until the second anniversary of the date of original issuance of such shares of Junior Preferred Stock.

     IN WITNESS WHEREOF, Liberty Group Publishing, Inc. has caused this Certificate to be executed by its President and Secretary this ___ day of January, 1998.

                                             LIBERTY GROUP PUBLISHING, INC.

                                             By:  /s/   KENNETH L. SEROTA
                                                --------------------------------
                                                        Kenneth L. Serota






                                       37